UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Walter Energy, Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 16, 2011

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Walter Energy, Inc. to be held at 10 a.m., local time, on Wednesday, April 20, 2011 at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244.

        The enclosed Notice of Meeting and Proxy Statement detail the business to be conducted.

        Your vote, whether in attendance on April 20, or by proxy, is important. The Board of Directors urges you to vote your shares via the Internet, by telephone, by mail or by written ballot at the annual meeting.

        For those of you who are able to join us in Birmingham, there will be an opportunity for you to meet with management, the Board of Directors and your fellow stockholders, hear our 2010 state of the Company report and, importantly, vote your shares. If you are unable to join us in person, I urge you to submit your proxy as soon as possible. If you are unable to attend, a live and archived audio webcast of the Annual Meeting will be available on our web site at www.walterenergy.com.

        Thank you for your continued support of Walter Energy, Inc.

Sincerely,

MICHAEL T. TOKARZ Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
WALTER ENERGY, INC.

4211 W. Boy Scout Blvd.
Tampa, Florida 33607

Date:
Wednesday, April 20, 2011

Time:
10:00 a.m. (Central Daylight Time)

Place:
Wynfrey Hotel
1000 Riverchase Galleria
Birmingham, Alabama 35244

At the meeting, stockholders will be asked:

(1)
to elect the seven incumbent director nominees to the Board of Directors listed herein to serve for the ensuing year;

(2)
if the transactions contemplated by the Arrangement Agreement entered into between Western Coal Corp. and the Company on December 2, 2010 have been consummated and the other conditions specified herein have been met, to elect the three additional director nominees to the Board of Directors listed herein to serve for the ensuing year;

(3)
to consider a non-binding resolution to approve the compensation of the Company's Named Executive Officers as described in the Compensation Discussion and Analysis section, tabular disclosure regarding compensation and accompanying narrative disclosure, set forth in the Proxy Statement;

(4)
to consider a non-binding resolution to determine the frequency (every one, two or three years) with which the stockholders shall be entitled to have an advisory vote on executive compensation;

(5)
to ratify of the appointment of Ernst & Young LLP as independent certified public accountants for the Company for the 2011 fiscal year; and

(6)
to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Business of the Annual Meeting of Stockholders

        Only stockholders who owned shares of our common stock at the close of business on March 2, 2011, are entitled to notice of and to vote at this Annual Meeting or any adjournments or postponements that may take place.

        This Notice, Proxy Statement and proxy card is first being mailed to stockholders on or about March 18, 2011. The Annual Report of the Company for the fiscal year ended December 31, 2010 is also enclosed.

By Order of the Board of Directors

CATHERINE C. BONA
Secretary
March 16, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 20, 2011.

This Notice and Proxy Statement and the Company's Annual Report on Form 10-K for the year-ended December 31, 2010 are available at www.proxyvote.com.

Copies of our Annual Report on Form 10-K for the year-ended December 31, 2010, including financial statements and schedules thereto, are also available without charge to stockholders upon written request addressed to: Corporate Secretary, 4211 W. Boy Scout Blvd., Tampa, Florida 33607

 Proxy Statement

4211 W. Boy Scout Blvd.
Tampa, Florida 33607

PROXY STATEMENT

        The Company is furnishing you with this Proxy Statement in connection with the solicitation by the Board of Directors (the "Board" or "Board of Directors") of Walter Energy, Inc. (the "Company") of proxies for its annual meeting of Stockholders to be held on Wednesday, April 20, 2011 at 10:00 a.m., Central Daylight Time (the "Annual Meeting") at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244. The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

General Information about the Annual Meeting

When and where is the Annual Meeting?

We will hold the Annual Meeting of stockholders on Wednesday, April 20, 2011 at 10:00 a.m., Central Daylight Time, at the Wynfrey Hotel, 1000 Riverchase Galleria Birmingham, Alabama 35244.

Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the meeting if you were a holder of the Company's common stock, par value $.01 per share (the "Common Stock"), as of the close of business on March 2, 2011 (the "Record Date"). Each share of Common Stock is entitled to one vote on each proposal presented at the Annual Meeting.

How many shares are eligible to vote?

On the Record Date there were 53,202,993 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to stockholders of the Company and persons holding validly executed proxies from stockholders who owned our Common Stock as of the Record Date.

If you are a stockholder of the Company, you must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder.

What will I be voting on?

You will be voting on:

  •
  the election of seven incumbent director nominees;

  •
  if the transactions contemplated by the Arrangement Agreement entered into between Western Coal Corp. and the Company on December 2, 2010 (the "Arrangement Agreement") have been completed and the other conditions specified in this Proxy Statement have been met, the election of three additional director nominees;

  •
  a non-binding resolution to approve the compensation of the Company's Named Executive Officers as set forth in this Proxy Statement;

  •
  a non-binding resolution to determine the frequency (every one, two or three years) with which the stockholders shall be entitled to have an advisory vote on executive compensation; and

  •
  the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2011 fiscal year.

Why should I vote?

Your vote is very important regardless of the number of shares you hold. The Board of Directors strongly encourages you to exercise your right to vote as a stockholder of the Company.

How does the Board recommend that I vote?

The Board recommends that you vote:

  •
  FOR the election of each of the seven incumbent director nominees;

  •
  if the transactions contemplated by the Arrangement Agreement have been completed and the other conditions specified in this Proxy Statement have been met, FOR the election of the three additional director nominees

  •
  FOR the approval, of a non-binding resolution regarding executive compensation;

  •
  FOR the non-binding resolution to determine the frequency stockholders shall be entitled to have an advisory vote on executive compensation as every three years; and

  •
  FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year.

How do I vote?

You can vote your shares:

  •
  via Internet at www.proxyvote.com;

  •
  by telephone at 1-800-690-6903;

  •
  by mail; or

  •
  in person at the Annual Meeting.

Please read the instructions on the Notice, proxy card or the information sent by your broker or bank.

What do I do if my shares are held at a bank or brokerage firm?

If your shares are held by a bank or brokerage firm, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

What level of stockholder vote is needed to elect directors?

Each share of our Common Stock is entitled to one vote with respect to the election of directors. In order to be elected, each director must receive the vote of a majority of the issued and outstanding shares of our Common Stock present at the Annual Meeting, in person or by proxy. The election of the three additional director nominees is contingent upon the prior completion of the transactions contemplated by the Arrangement Agreement and the prior satisfaction of the other conditions specified in this Proxy Statement. Abstentions from voting and broker non-votes will have the same effect as a vote against the proposals. Brokers, as nominee for the owner, may not exercise discretion in voting on this matter and may only vote as instructed by the owner of the shares on these proposals.

What level of stockholder vote is needed to approve the non-binding resolution regarding executive compensation and to determine the non-binding resolution regarding the frequency of future advisory votes on executive compensation?

Each share of our Common Stock is entitled to one vote with respect to the non-binding resolutions. The vote of a majority of the shares present at the Annual Meeting in person or by proxy will be considered to determine the outcome of the non-binding resolutions. Abstentions from voting and broker non-votes will have the same effect as a vote against the proposals. Brokers, as nominee for the owner, may not exercise discretion in voting on this matter and may only vote as instructed by the owner of the shares on these proposals. The Board will consider the results of the vote and other information in establishing the Company's policy on executive compensation and the frequency of future advisory votes on executive compensation.

What level of stockholder vote is needed to ratify the appointment of our independent registered public accounting firm?

Each share of our Common Stock is entitled to one vote with respect to the ratification of the appointment of Ernst & Young LLP as our Company's independent registered public accounting firm. The vote of a majority of the shares present at the Annual Meeting in person or by proxy is required to ratify the appointment. Abstentions from voting will have the same effect as a vote against the proposal. Brokers, as nominee for the owner, may exercise discretion to vote without instruction of the owner of the shares on this proposal.

Can I change my vote?

At any time before the voting polls are closed at the Annual Meeting you may change your vote by:

  •
  voting at a later time by telephone or Internet;

  •
  writing to our Corporate Secretary:

    Catherine C. Bona, Walter Energy, Inc.
    4211 W. Boy Scout Blvd.,
    Tampa, Florida 33607; or

  •
  giving notice of revocation to the Inspector of Election at the Annual Meeting.

Who will count the votes?

The votes are counted by Broadridge Financial Solutions, an independent tabulator appointed by the Board to act as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

What happens if other matters come up at the Annual Meeting?

The matters described in the Notice of Annual Meeting are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card or voting instruction form will vote your shares according to their best judgment.

What do I need to do if I plan to attend the meeting in person?

If you plan to attend the Annual Meeting, you must provide proof of your ownership of our Common Stock (such as a brokerage account statement or the voting instruction form provided by your broker) and a form of government-issued personal identification (such as a driver's license or passport) for admission to the meeting. If you wish to vote at the Annual Meeting you will have to provide evidence that you owned shares of our Common Stock as of Record Date. If you own your shares in the name of a bank or broker, and you wish to be able to vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from the bank or broker, indicating that you owned shares of our Common Stock as of the Record Date.

Failure to provide adequate proof that you were a stockholder on the Record Date may prevent you from being admitted to the Annual Meeting.

Who pays for the proxy solicitation related to the Annual Meeting?

The cost of soliciting proxies will be borne by the Company. In addition to sending you these materials by mail, the Company may use the services of its officers and other employees of the Company who will receive no compensation for their services, other than their regular compensation, to contact you personally, by telephone, in writing or in person. We will also reimburse banks, brokers and other fiduciaries for their reasonable costs in forwarding these materials to the beneficial owners of our Common Stock.

PROPOSAL 1—ELECTION OF INCUMBENT DIRECTORS

        Our Board of Directors is currently comprised of seven members, each of whom will serve until the Annual Meeting and until his successor shall have been duly elected and qualified.

        Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors is nominating the seven incumbent individuals named in this Proposal for election as Directors. The director nominees for election are named below. Each nominee is currently a member of the Board. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders and until his successor has been elected and qualified.

        Our Board of Directors seeks to ensure that the Board is composed of members whose experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively in light of the Company's business and structure. In assessing the experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board of Directors to conclude that each director has the appropriate qualifications to serve as a director of the Company, the Board focused primarily on the information discussed in each of the director nominees' individual biographies set forth on pages 5-8. Our Board is composed of active and former CEOs, Presidents and CFOs of major corporations and individuals with experience in international business, energy and natural resources, manufacturing, operations, finance, marketing and investment banking. As such, the members of our Board have a deep working knowledge of matters common to large companies, including experience with financial statement preparation, compensation determinations, regulatory compliance, corporate governance, public affairs and legal matters. In addition, many of our directors also serve or have previously served on the boards of one or more other publicly traded companies. The Board believes that the Company benefits from the experiences gained by its members from serving on those boards.

        In addition to the information discussed in each of the director nominees' individual biographies, the Board also considered a number of competencies that it believes each director nominee demonstrates, including a reputation for integrity and honesty; prominence in the business, institutions or the professions each serve; an ability to exercise sound and independent business judgment; relevant knowledge about the issues affecting the Company's businesses and industry; and a commitment of service to the Company and the Board. In particular, with regard to Mr. Clark, the Board considered his significant experience in investment banking and capital markets, and his valuable knowledge of executive management and corporate governance based on his career with major multinational investment banking and financial service corporations. The Board considered the broad perspective brought by Mr. Kolb in accounting and financial reporting matters and his extensive experience in audit, finance, compensation matters, and executive management based on his 41-year career with the global accounting and tax firm now known as Deloitte & Touche LLP. With regard to Messrs. Kriegshauser and Wagner, the Board considered their extensive experience in financial reporting, operations and executive management, which with regard to Mr. Kriegshauser includes accounting specialization in the mining industry and with regard to Mr. Wagner includes specialization in lending and funding. The Board considered the significant experience brought by Mr. Leonard in executive management, operations, marketing, transportation, logistics and public affairs based on his career with major corporations serving large consumer and high tech commercial markets. With regard to Mr. Rethore, the Board considered his many years of experience, early in consulting and, later with large multinational manufacturing and mining corporations and his experience with international operations and markets as providing a valuable understanding of international business, corporate affairs, human resources, executive compensation and performance management. The Board also considered the significant experience brought by Mr. Tokarz in mergers and acquisitions, corporate finance, banking and executive management based on his serving as a member of a private merchant bank, a director of an investment company and a former general and administrative partner of Kohlberg Kravis Roberts & Co., a private equity firm specializing in management buyouts.

 NOMINEES FOR DIRECTOR

HOWARD L. CLARK, JR.
Director since 1995
Member—Nominating and Corporate Governance Committee, Chair
                  Environmental, Health & Safety Committee
                  Executive Committee
Mr. Clark, 67, has been Vice Chairman of Barclays Capital, the investment banking division of Barclays Bank PLC, since September 2008. Prior to joining Barclays Capital, Mr. Clark was Vice Chairman of Lehman Brothers Inc., an international investment banking firm, from 1993 until 2008, and Chairman and Chief Executive Officer of Shearson Lehman Brothers Holding, Inc., an investment banking firm, from 1990-1993. Mr. Clark was previously at American Express Company, an international financial services and travel company, holding various senior executive positions, including Executive Vice President and Chief Financial Officer. Mr. Clark received a MBA from Columbia University, Graduate School of Business.

        During the last five years, Mr. Clark has served as a director of Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present), United Rentals, Inc., an equipment rental company (2004-present), White Mountains Insurance Group, Ltd., an international financial services and insurance holding company (1993-present), Lehman Brothers Inc., an investment banking firm (1993-2008), and Maytag Corp., a leading manufacturer of residential and commercial appliances (1986-2006).

        Mr. Clark was neither an executive officer nor director of Lehman Brothers Holdings Inc., the parent corporation of Lehman Brothers Inc., which filed for bankruptcy protection on September 15, 2008. On September 19, 2008 the Securities Investor Protection Corporation filed a proceeding in the U.S. District Court for the Southern District of New York placing Lehman Brothers Inc. in liquidation under the Securities Investor Protection Act ("SIPA"). On September 22, 2008, Lehman Brothers Inc. sold most of its assets to Barclays Capital, Inc. This sale had been approved by the U.S. Bankruptcy Court for the Southern District of New York in connection with the SIPA proceeding and the bankruptcy proceedings of Lehman Brothers Holdings Inc.

JERRY W. KOLB
Director since 2003

Member—Audit Committee, Chair
                  Compensation and Human Resources Committee
Mr. Kolb, 75, was a general partner and the Vice Chairman of Deloitte & Touche LLP from 1986 until his retirement in 1998. Deloitte & Touche LLP (and its predecessor Deloitte Haskins & Sells) is a registered public accounting firm providing audit, consulting, financial advisory, risk management and tax services. In addition to his position as Vice Chairman, Mr. Kolb served as Chief Financial Officer of Deloitte from 1985 through 1992 and Chief Administrative Officer from 1985 through 1991. Mr. Kolb joined Deloitte in 1957. Mr. Kolb is a certified public accountant and received an MBA in Finance from DePaul University.

        During the last five years, Mr. Kolb has served as a director of Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present).

PATRICK A. KRIEGSHAUSER
Director since 2006
Member—Audit Committee
                  Environmental, Health & Safety Committee, Chair

Mr. Kriegshauser, 49, has been Executive Vice President, Chief Financial Officer and a principal owner of Sachs Electric Company, a specialty electrical and design firm, since February 2000. From 1985 to 2000, Mr. Kriegshauser served in various executive capacities for Arch Coal, Inc., a steam coal producer, last serving as Senior Vice President and Chief Financial Officer from 1996 through 2000. Mr. Kriegshauser is a certified public accountant and received an MBA from Southern Illinois University.

        During the last five years, Mr. Kriegshauser has not served as a member of any other public company boards.

JOSEPH B. LEONARD
Director Since 2009, June 2005-April 2007
interim Chief Executive Officer

Mr. Leonard, 67, was named interim Chief Executive Officer of the Company effective March 12, 2010. Mr. Leonard previously served as Chairman of AirTran Holdings, Inc., an airline holding company, from 2007 until his retirement in June 2008. From 1999 through 2007, he served as Chairman and Chief Executive Officer of AirTran Holdings, Inc., with the additional title of President from 1999 through 2001. From 1993 to 1998, Mr. Leonard served in various executive positions with Allied Signal Aerospace, a diversified global technology and manufacturing leader of aerospace products, last serving as President and Chief Executive Officer of its Marketing, Sales and Service Divisions. Mr. Leonard received a B.S. in Aerospace Engineering from Auburn University.

        During the last five years, Mr. Leonard has served as a director of Air Canada, a full service airline company (2008-present) and Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present).

BERNARD G. RETHORE
Director since 2002
Member—Compensation and Human Resources Committee, Chair
                  Executive Committee
                  Nominating and Corporate Governance Committee
Mr. Rethore, 69, has been Chairman of the Board, Emeritus of Flowserve Corporation, a manufacturer of pumps, valves, seals and components, since April 2000. From January 2000 to April 2000 he served as Flowserve Corporation's Chairman. He had previously served as Chairman and Chief Executive Officer of Flowserve Corporation from July 1997 through January 2000 and held the additional title of President from October 1998 to July 1999. Mr. Rethore served as Chairman of BP/IP, Inc., a supplier of fluid transfer and control systems to the power and petroleum industries, in 1997, also serving as President, Chief Executive Officer and a director from 1995 through 1997 until its merger with Flowserve. From 1989-1995, Mr. Rethore was with Phelps Dodge Corporation, a copper producer, metals and chemical manufacturer, holding various senior executive positions, including Senior Vice President of Phelps Dodge Corporation and President of Phelps Dodge Industries. Mr. Rethore received an MBA in Accounting from the Wharton School, University of Pennsylvania. In 2008, Mr. Rethore was honored by the Outstanding Directors Exchange (ODX) as an Outstanding Director of the Year.

        During the last five years, Mr. Rethore has served as a director of Belden, Inc., a manufacturer of signal transmission products (1997-present), Dover Corp., a manufacturer of a wide range of proprietary products (2001-present), Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present) and Maytag Corp., a leading manufacturer of residential and commercial appliances(1994-2006).

MICHAEL T. TOKARZ
Director since 1987
Chairman and Presiding Director

Member—Compensation and Human Resources Committee
                  Executive Committee, Chair
                  Nominating and Corporate Governance Committee
Mr. Tokarz, 61, has served as the Company's non-executive Chairman since December 2006. Since 2002, Mr. Tokarz has been a member of the Tokarz Group, LLC, a private merchant bank. Prior to this, from 1996, Mr. Tokarz was a senior General Partner and Administrative Partner at Kohlberg Kravis Roberts & Co., a private equity firm specializing in management buyouts. Mr. Tokarz received an MBA in Finance from the University of Illinois. In 2007, Mr. Tokarz was honored by the Outstanding Directors Exchange (ODX) as an Outstanding Director of the Year.

        During the last five years, Mr. Tokarz has served as a director of CNO Financial Group, Inc., an insurance provider (2003-present), Dakota Growers Pasta Company, Inc., a manufacturer and marketer of dry pasta products (2004-2010), IDEX Corporation, a manufacturer of engineered specialty industrial products (1987-present), MVC Capital, Inc., a registered investment company, (2004- present), Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present), and Walter Investment Management Corp., a REIT (2009-present).

A. J. WAGNER
Director since 2007
Member—Audit Committee
                  Environmental, Health & Safety Committee
Mr. Wagner, 60, has served as President and CEO of AJ Wagner & Associates, LLC, a business consulting organization specializing in automotive, financial, lending and insurance advisory services since 2007. From 1973 until his retirement in 2006, Mr. Wagner served in various executive capacities for Ford Motor Company, a global automotive company, culminating in his appointment as President of Ford Motor Credit North America and Vice President of Ford Motor Company. Mr. Wagner received an MBA from the University of Detroit.

        During the last five years, Mr. Wagner served as a director of Lithia Motors, Inc., an automotive company (2008-2009).

Required Vote for Election and Recommendation of the Board of Directors

        In order to be elected, a nominee must receive the vote of a majority of the issued and outstanding shares of our Common Stock present at the Annual Meeting, in person or by proxy. Abstentions from voting, as well as broker non-votes, will have the same effect as a vote against the nominee. Brokers, as nominee for the owner, may not exercise discretion in voting on this matter and may only vote as instructed by the owner of the shares on these proposals. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of the nominees listed above.

Our Board of Directors unanimously recommends that stockholders vote "FOR"
the nominees for director.

PROPOSAL 2—ELECTION OF THREE ADDITIONAL DIRECTORS

        Pursuant to the terms of the previously disclosed Arrangement Agreement entered into between the Company and Western Coal Corp. on December 2, 2010 (the "Arrangement Agreement"), the Board of Directors of Western Coal Corp. has the right to nominate three individuals mutually acceptable to the Company and Western Coal Corp. to serve as on the Company's Board of Directors following the consummation of the acquisition by the Company of all of the shares of Western Coal Corp. and the other transactions contemplated under the terms of the Arrangement Agreement. The three director nominees in this proposal, each of whom is presently a director of Western Coal Corp., were nominated by the Board of Directors of Western Coal Corp. for consideration by the Company. On February 16, 2011, the Board of Directors of the Company approved a resolution that effective upon the consummation of the transactions contemplated under the terms of the Arrangement Agreement the number of directors that shall constitute the Company's Board will be increased by three to a total of ten and the newly created directorships be filled by the three individuals named in this Proposal. It is currently anticipated that the consummation of the arrangement will be on or about April 1, 2011.

        Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors is nominating the three individuals named in this Proposal for election as Directors. The election of each such individual nominated, however, is contingent upon the prior satisfaction of the conditions specified below. Each of the additional nominees has consented to serve as a director if elected. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

        The election of each of the additional director nominees named in this Proposal is contingent upon the prior satisfaction of all of the following conditions:

  •
  the consummation of the acquisition by the Company of all of the shares of Western Coal Corp. and the other transactions contemplated by the Arrangement Agreement;

  •
  the increase in the number of directors that shall constitute the Board of Directors of the Company by three to a total of ten; and

  •
  the filling of the newly created directorships resulting from such increase by each individual additional director nominee named in this Proposal.

        As discussed above, our Board of Directors seeks to ensure that the Board is composed of members whose experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively in light of the Company's business and structure. In assessing the experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board of Directors to conclude that each nominee has the appropriate qualifications to serve as a director of the Company, the Board focused primarily on the information contained in each of the director nominees' individual biographies set forth below. The Board also considered a number of competencies that it believes each director nominee demonstrates, including Mr. Beatty's valuable knowledge in the areas of corporate governance based on his experience as a founding director of the Canadian Coalition for Good Governance, a non-profit organization that represents 45 pension funds, mutual funds and money managers with over $1.5 trillion in assets under management and as founder of the Director's Education Program at the University of Toronto's Rotman School of Management. With over 20 years of international mining experience which includes senior executive positions with multinational mining companies, the Board considered the significant knowledge of the industry as well as the strategic leadership, executive management and operational experience that Mr. Calder is able to provide first hand to the Board. With regard to Mr. Mascall, the Board considered his extensive commercial, financial, and transactional experience based on his career with major multinational mining and investment banking firms.

DAVID R. BEATTY, O.B.E.
Mr. Beatty, 69, has served as the Conway Director for the Clarkson Centre for Business Ethics & Board Effectiveness and the Professor of Strategic Management at the University of Toronto's Rotman School of Management since 1997. He was the former Managing Director of the Canadian Coalition for Good Governance, is Honorary Consul to Canada for the Government of Papua New Guinea, and in 1993 was awarded the Order of the British Empire (O.B.E.). Mr. Beatty was a Nuffield Scholar at the University of Cambridge, Queens' College, UK where he obtained a M.A. in Economics.

        During the last five years, Mr. Beatty has served as a director of Bank of Montreal, an international retail banking, wealth management and investment banking firm (1992-present), Garbell Holdings Limited, an investment holding company (1995-2006), Inmet Mining Corporation, a Canadian-based global mining company that produces copper and zinc (2003-present), FirstService Corporation, a global diversified provider of real estate services (2001-present), Husky Injection Molding Systems, Ltd., a leading global supplier of injection molding equipment and services to the plastics industry (2004-2007) and Western Coal Corp., a producer of high quality metallurgical and compliant thermal coal, (2010-present).

KEITH CALDER
Chief Executive Officer designate
Mr. Calder, 49, will become the Chief Executive Officer of the Company upon the acquisition of all of the shares of Western Coal Corp. by the Company and the consummation of the other transactions contemplated by the Arrangement Agreement, if completed. Mr. Calder has been the President and Chief Executive Officer of Western Coal Corp., a producer of high quality metallurgical and compliant thermal coal, since December, 2009. Prior to joining Western Coal he worked for 16 years with the global mining company Rio Tinto, most recently as Managing Director of Rio Tinto's Copper Projects, from 2007 to 2009 where he had overall responsibility for the execution of a global portfolio of base metals and diamond projects in Canada, the US, Mongolia, Peru, and Indonesia. Also at Rio Tinto, Mr. Calder was task force lead on the company's Strategic Mine Planning improvement program from 2004 to 2007 based in London, UK. Mr. Calder has held senior positions at a number of Rio Tinto and other global mining company mines around the world, including Australia, South Africa, Spain, Portugal, Argentina and Bolivia. Mr. Calder earned his Mining Engineer degree from Michigan Technical University.

        During the last five years, Mr. Calder has served as a director of Western Coal Corp., a producer of high quality metallurgical and compliant thermal coal (2009-present).

GRAHAM MASCALL
Mr. Mascall, 65, has been Chief Executive Officer of Ncondezi Coal Company Ltd, an exploration and development company with coal assets in Mozambique, since December 2009. Mr. Mascall previously served as Chief Executive Officer of Lubel Coal (UK) Ltd, a privately held coal development company active in the Ukraine from 2006-2009. Prior thereto, Mr. Mascall held senior executive positions with Billiton plc and Outokumpu Metals and Resources International Limited and with investment banks such as Deutsche Morgan Grenfell and Barclays Bank. Mr. Mascall received a Mining Engineer degree from the Camborne School of Mines in Cornwall, UK and a Master of Engineering, Mineral Economics from McGill University, Montreal, Canada.

        During the last five years, Mr. Mascall has served as a director of Anglo Asian Mining PLC, a producer of gold in Central Asia (2006-2007), Caledon Resources plc, a coking coal producer in the Bowen Basin of Queensland, Australia (2003-2010), Gemfields Resources plc, a colored gemstone producer (2009-present), Katanga Mining Ltd, a (2007-2008), London Mining plc, an iron ore development company (2010-present), Lundin Mining Corporation, a diversified base metals mining company (2006- 2007), Ncondezi Coal Ltd, an exploration and development company with coal assets in Mozambique (2009-present), Uramin Inc., an international uranium mining company (2005-2007), and Western Coal Corp., a producer of high quality metallurgical and compliant thermal coal (2010-present).

Required Vote for Election and Recommendation of the Board of Directors

        In order to be elected, a nominee must receive the vote of a majority of the issued and outstanding shares of our Common Stock present at the Annual Meeting, in person or by proxy. The election of each additional nominee, however, is contingent upon the prior completion of the transactions contemplated by the Arrangement Agreement and the prior satisfaction of the other conditions specified above. Abstentions from voting, as well as broker non-votes, will have the same effect as a vote against the nominee. Brokers, as nominee for the owner, may not exercise discretion in voting on this matter and may only vote as instructed by the owner of the shares on these proposals. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of the nominees listed above.

Our Board of Directors unanimously recommends that stockholders vote "FOR" the nominees for director.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act")), and the related rules of the Securities and Exchange Commission (the "SEC"), we are including in these proxy materials a resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our Named Executive Officers as disclosed on pages 28 to 54 of the Proxy Statement.

        The guiding principle of our executive compensation policies and practices continues to be to pay for performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our shareholders. We urge you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2010 compensation of our Named Executive Officers.

        The text of the resolution in respect of this proposal is as follows:

        "Resolved, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby approved."

Required Vote for Approval and Recommendation of the Board of Directors

        Because this vote is advisory and not binding on the Board of Directors, the Board and the Compensation Committee will review the voting results and consider the results, as well as other communication from stockholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation programs. The affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy will be considered to determine the outcome of this non-binding resolution. Abstentions from voting and broker non-votes will have the same effect as a vote against the proposal. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the approval of the resolution on executive compensation.

Our Board of Directors unanimously recommends that
stockholders vote "FOR" this resolution.

 PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in these proxy materials a resolution subject to shareholder vote to approve, in a non-binding vote, the frequency of the advisory stockholder vote on executive compensation discussed in Proposal 3 above. Under the provisions of the Dodd-Frank Act, stockholders may cast an advisory vote on whether the stockholder vote on executive compensation should occur every one, two or three years. Stockholders may also abstain from voting on the matter.

        The Board believes a three-year frequency is most consistent with our approach to executive compensation. Our reasons include:

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  our industry is cyclical in nature and, accordingly, the best way for stockholders to evaluate how executive compensation relates to our performance is over a multi-year time frame;

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  our long-term equity-based incentive program is specifically designed to incentivize performance, and to position the Company for future growth, over a three-year performance period; and

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  we do not make significant changes to the structure of our compensation programs frequently, although we tailor the performance objectives for each executive officer each year to focus on the areas deemed critical to the Company's current and future success and long-term shareholder value.

        Pursuant to the provisions of the Dodd-Frank Act, this vote is advisory and therefore not binding on the Company or the Board. Although this advisory stockholder vote, commonly known as "Say-When-on-Pay," is non-binding, the Board and the Compensation Committee will review the voting results when considering the frequency of the advisory stockholder vote on executive compensation. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Required Vote for Approval and Recommendation of the Board of Directors

        Because this vote is advisory and not binding on the Board of Directors, the Board and the Compensation Committee will review the voting results when considering the frequency of any future advisory stockholder vote on executive compensation. The affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy will be considered to determine the outcome of this non-binding resolution. Abstentions from voting and broker non-votes will have the same effect as a vote against the proposal. Unless otherwise instructed, the proxy holders will vote proxies held by them for an advisory vote on executive compensation to occur every THREE years.

Our Board of Directors unanimously recommends that stockholders vote for the frequency on an advisory stockholder vote on executive compensation to occur every "THREE" years.

PROPOSAL 5—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP as the independent registered public accountants for the Company and its subsidiaries to audit its consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2011. Shareholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board, at the request of the Audit Committee, has decided to ascertain the position of the shareholders on the appointment. If the appointment is not ratified by an affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at this Annual Meeting, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year.

        One or more representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Required Vote for Approval and Recommendation of the Board of Directors

        The appointment of Ernst & Young LLP as independent certified public accountants for the year ending December 31, 2011 will be ratified if approved by the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions from voting will have the same effect as a vote against the appointment of Ernst & Young LLP as independent registered public accountants. Brokers should have discretion under NYSE rules to vote uninstructed shares on this proposal. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accountants for the year ending December 31, 2011.

Our Board of Directors unanimously recommends that stockholders vote "FOR" ratification of the appointment of the independent registered public accounting firm.

 CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors

        The Board of Directors has general oversight responsibility for the Company's affairs. The Board performs its duties and responsibilities subject to Delaware law, the Company's Amended and Restated Certificate of Incorporation, By-laws and the Corporate Governance Guidelines. The members of the Board are elected by the stockholders to oversee the management and strategic objectives of the Company's businesses to ensure that the long-term interests of the stockholders are being served. The Board's responsibilities include:

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  selecting, evaluating and compensating the officers of the Company and planning for senior management succession;

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  reviewing and monitoring the development and implementation of the Company's strategic plans and annual business plans;

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  reviewing and approving significant corporate undertakings and transactions;

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  reviewing assessments of, and advising management with respect to, significant risks and issues facing the Company and strategies for their mitigation; and

  •
  ensuring the establishment of, and monitoring compliance with, processes designed to ensure the integrity of the Company's actions, including its financial statements and financial reporting, its relationships with customers, suppliers and other constituencies, and its compliance with law and its Code of Conduct.

Composition of the Board

        Under our By-laws, the number of directors on our Board is fixed at not less than 5 nor more than 13, and may be increased or decreased from time to time by resolution of our Board. Currently the Board is comprised of seven members, and effective upon the consummation of the transactions contemplated under the terms of the Arrangement Agreement with Western Coal Corp., the number of directors that shall constitute the Board will be ten. Our Board is elected annually and each of our directors stands for election every year.

        Directors are chosen for their ability to contribute to the broad range of issues that come before the Board. Our Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to effectively satisfy its responsibilities to the stockholders. Directors to be nominated for election at the annual stockholders' meeting each year are approved by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers candidates for Board membership primarily from recommendations by third-party executive search firms; however it will also consider candidates recommended by shareholders and management, as well as its members and other Board members. Under the terms of the Arrangement Agreement, the Board of Directors of Western Coal Corp. nominated three individuals for consideration as directors of the Company. The Nominating and Corporate Governance Committee considers various competencies when considering nominees for Board service, each taken into account at the point in time and to the extent to which a candidate would complement or satisfy a present need on the Board.

        Once the Nominating and Corporate Governance Committee has identified a prospective nominee, including prospective nominees recommended by shareholders, it makes an initial determination as to whether to conduct a full evaluation. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the specific criteria that it has established for the position. In making this determination, the Committee takes into account the information provided to the Committee with the recommendation of the candidate, as well as the Nominating and Corporate Governance Committee's own knowledge and information obtained through inquiries to third parties or as obtained by the third-party executive search firm.

        The Nominating and Corporate Governance Committee has no specific policy regarding diversity with respect to prospective nominees, but rather considers the experience, qualifications, attributes and skills a prospective nominee offers, taking into account the extent the nominee would complement or satisfy a present need on the Board. The Nominating and Corporate Governance Committee considers various factors in its review, including an assessment of the prospective nominee's independence, skills, professional accomplishment and experience, personal and professional integrity, diversity of opinion, relevant knowledge about the issues affecting the Company's businesses and industry and the prospective nominee's ability to dedicate sufficient time to the performance of his or her duties on the Board. If the Nominating and Corporate Governance Committee decides to proceed with further consideration, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new director.

        A stockholder who wishes to have the Nominating and Corporate Governance Committee consider a prospective nominee should notify the Company's Secretary in writing by delivering a notice that contains the information specified in Section 2 of the Company's By-laws relating to shareholder nominations, along with any supporting material the stockholder deems appropriate. For a description of the procedures to be followed, see "2012 Stockholder Proposals or Nominations."

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines, which can be found on the corporate governance section of the "Investors" page of the Company's website at www.walterenergy.com, set forth guiding principles and provide a flexible framework for the effective governance of the Company. The Corporate Governance Guidelines address Board function and responsibility, management succession, Board membership and independence, Board meetings and committees of the Board, access to management, employees and outside advisors, director orientation and continuing education, and annual performance evaluations. The Nominating and Corporate Governance Committee regularly reviews the Corporate Governance Guidelines, and the full Board approves changes as it deems appropriate. The Board most recently approved changes to the Corporate Governance Guidelines that became effective as of December 15, 2010.

Board Leadership Structure

        The Board does not have a policy as to whether the role of Chairman and principal executive officer should be separate or whether the Chairman should be a management or a non-management director. The Nominating and Corporate Governance Committee may, from time to time, make recommendations to the Board regarding the leadership structure of the Board, including the position of Chairman. The Corporate Governance Guidelines provide that the Board may establish the position of "lead" director or "presiding" director.

        Since 2006, the roles of the Chairman and the Company's principal executive officer have been held separately. The Board believes that this current leadership structure promotes strategy development and execution, and facilitates information flow between management and the Board. Mr. Tokarz serves as non-executive Chairman and Mr. Leonard serves as interim Chief Executive Officer. In addition, the independent directors of the Board have selected Mr. Tokarz to serve as the Presiding Director. In his roles, Mr. Tokarz acts as the key liaison with the Chief Executive Officer, assists in setting the agenda for, and presides over, all meetings of the Board, presides over the executive sessions of the independent directors, communicates the Board of Directors' feedback to the Chief Executive Officer and presides over all meetings of stockholders.

 Director Independence

        Our Corporate Governance Guidelines set forth a principle that a substantial majority of the Board's directors will be considered independent under relevant criteria established by the New York Stock Exchange ("NYSE") listing standards and other governing laws and regulations. The Board is presently comprised of six independent directors. The Board has determined that the following directors have no material relationship with the Company and are independent under NYSE listing standards: Messrs. Clark, Kolb, Kriegshauser, Rethore, Tokarz and Wagner. Mr. Leonard, our Company's interim Chief Executive Officer, cannot be deemed independent under the NYSE listing standards due to his employment relationship with the Company. The Board also affirmatively determined that former directors Victor P. Patrick and George R. Richmond, who served on the Board through April 21, 2010, and July 31, 2010, respectively, cannot be deemed independent due to their employment relationship with the Company.

        The Board has determined that with respect to the three individuals nominated for election to the Board, subject to the consummation of the transactions contemplated under the terms of the Arrangement Agreement with Western Coal Corp., Messrs. Beatty and Mascall have no material relationship with the Company and are independent under NYSE listing standards. Mr. Calder, due to his anticipated election as Chief Executive Officer of the Company effective upon the consummation of the transactions contemplated under the terms of the Arrangement Agreement, cannot be deemed independent under the NYSE listing standards due to the employment relationship he will have with the Company.

        Pursuant to the NYSE listing standards and the standards established by the SEC for members of the Audit committee, and the SEC and the U.S. Internal Revenue Service standards for members of the Compensation and Human Resources Committee, the Board has determined that each of the respective committees is comprised of independent members. In making such determinations, the Board considered transactions occurring in the last 3 years and the relationship between the Company and each of the directors, including all commercial, industrial, banking, charitable, related person and any other relationships that the directors may have with the Company, including the banking and business relationship between the Company and Barclays Bank plc ("Barclays") and Mr. Clark's position as Vice Chairman of Barclays Capital, the investment banking division of Barclays. The Board, in reaching its determination, considered the participation of Barclays in the $2.7 billion credit facility that the Company will enter into in connection with the consummation of the transactions contemplated under the Arrangement Agreement with Western Coal Corp., and the fact that Mr. Clark received no personal monetary benefit from the $962,500 in initial fees to be paid to Barclays as a 2.6% participating lender in the credit facility. The Board concluded that the foregoing did not constitute a 'material relationship' with the Company within the meaning of the director independence standards adopted by the NYSE. The Board will monitor and review at least once annually commercial, industrial, banking, charitable and other relationships that directors may have with the Company to determine whether the directors are independent in accordance with the rules adopted by the NYSE.

Compensation Committee Interlocks and Insider Participation

        No current member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the Compensation Committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Certain Relationships and Certain Related Transactions

        Our Code of Conduct requires that all of our employees and directors avoid conflicts of interest, defined as situations where the person's private interests conflict, or even appear to conflict, with the interests of the Company as a whole. At least annually, each director, nominee for director and executive officer completes a detailed questionnaire which, among other things, makes inquiry regarding any business relationship that may give rise to a conflict of interest and all transactions in which the Company is involved in an amount that equals or exceeds $120,000, and in which the executive officer, a director or an immediate family member of such executive officer, director or nominee, a "related person," has a direct or indirect material interest.

        The Nominating and Corporate Governance Committee receives a report from the Company's legal counsel concerning information obtained from the directors, nominees and executive officers, evaluates related party transactions, if any, and as it pertains to directors and their related persons, after considering all the pertinent facts and circumstances, makes a recommendation to the Board regarding the independence of each director or nominee.

        If a transaction arises during the year that may require disclosure as a related person transaction, information about the transaction would be provided to the Board in connection with its review, approval or ratification of the transaction. For 2010, we did not enter into and we do not currently propose entering into, any transactions in which the Company or any of its subsidiaries was or is to be a participant, in an amount that equaled or exceeded $120,000, and any director, nominee, executive officer or any of their immediate family members had a direct or indirect material interest reportable under applicable SEC rules.

        Pursuant to the terms of the Arrangement Agreement, the terms of which were negotiated at arm's length and have been court approved, the additional director nominees holding common shares, stock options or deferred share units of Western Coal Corp. ("Western") will participate in the arrangement on the terms set out in the Arrangement Agreement. Specifically, holders of common shares of Western can elect to receive CAD$11.50 in cash or 0.114 of a share of our Common Stock, subject to pro-ration; exercised Western options become fully vested and immediately exercisable prior to the effective time of the arrangement and unexercised Western options will be exchanged for fully-vested and immediately exercisable options to acquire our Common Stock; and deferred share units will be cancelled in exchange for a cash payment by Western equal to CAD$11.50. Messrs. Beatty and Calder hold common shares, stock options and/or deferred share units of Western. Although the exact amount of consideration to be received will not be determined until the consummation of the arrangement transaction, based on the security holdings of Messrs. Beatty and Calder as of February 4, 2011, the closing price of our Common Stock and the exchange rate for Canadian currency on March 11, 2011, it is estimated that the net aggregate consideration to be received under the arrangement by Mr. Beatty is approximately CAD$1,058,272 and the net aggregate consideration to be received under the arrangement by Mr. Calder is approximately CAD$28,206,000.

Board Meetings

        During the fiscal year ended December 31, 2010, there were 28 meetings of the Board and each director attended at least 85% of all meetings of the Board and of the committees of the Board on which he served.

Annual Meeting Attendance

        The Company has a long-standing policy of director attendance at the Annual Meeting. Last year, all of the directors standing for election attended the Annual Meeting.

The Board's Role in Risk Management

        Management is responsible for the day-to-day management of risks the company faces, while the Board of Directors, as a whole and through its committees, has responsibility for oversight of the Company's risk management. In its risk oversight role, and as set out in the Company's Corporate Governance Guidelines, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Each quarter, the Board of Directors receives presentations from senior management on strategic matters involving the Company's operations and considers the risks related to those strategies and business plans.

        In addition, each of our Board committees considers the risks within its areas of responsibility. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses with Management policies with respect to risk assessment and risk management. Additionally, a financial risk assessment is presented to the Audit Committee annually which is used to develop the internal audit plan for the coming year. Material violations of the Company's Code of Conduct and related corporate policies are reported to the Audit Committee. The Compensation and Human Resources Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company's compensation policies and programs and its effectiveness at linking executive pay to performance and aligning the interests of our executives and our stockholders. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors, and corporate governance matters. The Environmental Health & Safety Committee assists the Board in fulfilling its oversight responsibilities with respect to risks associated with environmental, health and safety issues.

        To further assist management in fulfilling its responsibilities with respect to risk management, the Company has an Enterprise Risk Committee which is comprised of executives of the Company from various functions. The Enterprise Risk Committee was established to ensure that the Company identifies all potential material risks and implements appropriate mitigation measures. The Enterprise Risk Committee reports directly to the Chief Executive Officer.

Code of Conduct Policy and Compliance Program

        The Board has adopted a Code of Conduct Policy and Compliance Program ("Code of Conduct") which is applicable to all employees, directors and officers of the Company. The Company also has made available an Ethics Hotline, operated by an independent third party provider, where employees may anonymously report violations or suspected violations of the Code of Conduct. The Audit Committee regularly reviews the Code of Conduct and approves changes as it deems appropriate. Changes are reflected in our Code of Conduct and can be viewed on the "Investors" page of our web site at www.walterenergy.com.

Stock Ownership by Directors

        Our Board of Directors is committed to stock ownership as a means to align the Company's performance with the long-term interests of the stockholder. Each independent non-management director is encouraged to own shares of our Common Stock with a value of four times the annual cash retainer paid to non-management directors within the five-year time period following adoption of the policy or their initial election to the Board. Each share of Common Stock owned by such director is deemed to have a value equal to the greater of (1) the trading price of our Common Stock as of the date the applicable share was acquired by the director or (2) the trading price of the share of Common Stock as of the measurement date. Shares of unvested restricted stock units are counted towards meeting these requirements. Each of our current incumbent independent directors met the stock ownership requirements as of December 31, 2010. Stock ownership levels for our management directors and senior management can be found in the Executive Compensation section of this Proxy Statement.

Communication with the Board

        Stockholders may communicate with the Company through its Investor Relations Department by writing to 4211 W. Boy Scout Blvd., Tampa, Florida 33607, by calling Investor Relations at (813) 871-4027, or by sending an e-mail to investorrelations@walterenergy.com.

        Communication by interested parties for concerns related to the Company's financial statements, accounting practices or internal controls may be made to the Chairman of the Audit Committee, c/o the Company's Secretary at the Company's address: 4211 W. Boy Scout Blvd., Tampa, Florida 33607. Concerns related to the Company's corporate governance practices, business ethics or corporate conduct may be made to the Chairman of the Nominating Committee, c/o the Company's Secretary at the Company's address. Interested parties may also communicate with any of the independent directors, in care of the Company's Secretary at the Company's address. If the correspondence is specifically marked as a confidential communication for the Board (or a specific member of the Board), the Secretary will not open or read the correspondence, but will forward it to the addressee.

Board Committees and Charters

        The Board currently has, and, upon the recommendation of the Nominating and Corporate Governance Committee, appoints the members of, its standing committees: Audit, Compensation and Human Resources, Nominating and Corporate Governance Environmental, Health &Safety, and the Executive Committee.

        The Board has determined that each member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees meets the criteria of an independent director in accordance with NYSE standards and the applicable standards established by the SEC for members of the Audit Committee, and the applicable SEC and the U.S. Internal Revenue Service standards for members of the Compensation and Human Resources Committee.

        The Board has also delegated certain responsibilities and authority to its Environmental, Health & Safety Committee and Executive Committee. Committees regularly report on their activities and actions to the full Board.

        Each of the Board committees is governed by a written charter approved by the Board and each committee conducts an annual evaluation of the committee's performance. The charter for each committee can be viewed on the "Investors" page of our web site at www.walterenergy.com. Each committee can engage outside experts, advisers, and counsel to assist the committee in its work.

        Below is a summary of the membership and general functions of each respective committee.

Committee and Membership	Committee Functions
Audit Committee Jerry W. Kolb, Chair Patrick A. Kriegshauser A.J.Wagner Meetings in 2010: 14 meetings	All of the members of the Audit Committee are independent as defined under the rules adopted by the NYSE, each meet the independence requirements of the Securities Exchange Act of 1934 ("Exchange Act"), and each member of the Audit Committee meets the definition of financial expert under the rules of the Exchange Act.

The primary duties of the Audit Committee are to:

•       assist the Board in fulfilling its responsibility to the Company's stockholders relating to the Company's financial reporting process and systems of internal control

•       determine whether the Company's financial systems and reporting practices are in accordance with applicable requirements

•       approve services and fees of the Company's independent auditors

•       periodically monitor the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.

Committee and Membership	Committee Functions
The Audit Committee has adopted procedures in its charter for pre-approving all audit and permitted non-audit services provided by the Company's independent auditors and may delegate this authority to one or more of its members, provided that such member reports to the Audit Committee at its next meeting with regard to any pre-approval terms. The Audit Committee considers whether such services are consistent with the SEC's rules on auditor independence and also considers whether the independent auditors are able to provide the most effective services, for reasons such as familiarity with the Company's current and past business, accounting systems and internal operations, and whether the services enhance the Company's ability to manage or control risks and improve audit quality.

Compensation and Human Resources Committee Bernard G. Rethore, Chair Jerry W. Kolb Michael T. Tokarz
All of the members of the Compensation and Human Resources Committee are independent as defined under the rules adopted by the NYSE and all qualify as outside directors under the regulations to Section 162(m) of the Internal Revenue Code and "Non-Employee Directors" under Rule 16b-3 under the Exchange Act.
Meetings in 2010: 11 meetings	The primary duties of the Compensation and Human Resources Committee are to:

• oversee the development of the Company's compensation policies, plans and practices
• review and approve annual compensation for the Company's executive officers and key employees, and recommend director compensation to the Board

•       supervise the administration of incentive-based and equity-based compensation plans, including the performance evaluation and the compensation payable to executive officers and key employees of the Company based on relevant corporate goals and objectives

• approve the terms of employment, retention and severance arrangements for executive officers, including change in control agreements
• review assessments of, and discuss with management whether, compensation arrangements incentivize unnecessary and excessive risk taking.

The Compensation and Human Resources Committee utilized the services of an independent compensation consultant to assist in its oversight of executive compensation programs and in setting executive officers' compensation. The use of a consultant provides additional assurance that the Company's executive compensation programs are reasonable and consistent with the Company's objectives. The consultant reports directly to the Compensation and Human Resources Committee and does not perform services for management without express approval of the Committee. The consultant regularly participates in Compensation and Human Resources Committee meetings, including executive sessions, and advises the Committee with respect to leading compensation trends, plan design, and the reasonableness of individual compensation awards. For additional information on the independent consultant engaged by the Compensation and Human Resources Committee, see "Compensation Committee Consultant" in the Compensation Discussion and Analysis section of this Proxy Statement.

Committee and Membership	Committee Functions
Nominating and Corporate Governance Committee Howard L. Clark, Jr., Chair Bernard G. Rethore Michael T. Tokarz
All of the members of the Nominating and Corporate Governance Committee are independent as defined under the rules adopted by NYSE.

The primary duties of the Nominating and Corporate Governance Committee are to:
Meetings in 2010: 4 meetings

•       advise and make recommendations to the Board on all matters concerning directorships

•       advise and make recommendations to the Board on corporate governance matters

•       establish the criteria for and the qualifications of persons best suited to strengthen and balance the Board and recommend nominees for membership on the Board, in the context of the requirements of the Board at that point in time, taking into account all factors it considers appropriate, which may include potential conflicts that may impact independence, professional accomplishment and experience, personal and professional integrity, diversity of opinion and relevant knowledge about the issues affecting the Company's businesses and industry

•       advise and make recommendations to the Board regarding the membership of the various committees of the Board.

Environmental, Health & Safety Committee	The primary duties of the Environmental, Health & Safety Committee are to:
Patrick A. Kriegshauser, Chair
Howard L. Clark, Jr. A. J. Wagner Meetings in 2010: 4 meetings

•       review, monitor and discuss with management the status of environmental, health and safety issues, including compliance with applicable laws and regulations

•       review periodically, and update as appropriate, the various policies and procedures of the Company regarding compliance with various environmental, health and safety laws, regulations and rules

•       review and approve the proposed scope of internal and independent environmental, health and safety audits

•       review assessments of, and discuss with management, the Company's material environmental, health and safety risks and the Company's implementation of appropriate strategies to manage such risks

•       encourage with management the initiation and monitoring of sound environmental stewardship programs and projects within the Company and communities in which the Company operates.

Executive Committee Michael T. Tokarz, Chair Howard L. Clark, Jr. Bernard G. Rethore Meetings in 2010: None
The primary duty of the Executive Committee is to exercise the powers of the Board with respect to the management of the business and affairs of the Company when it is not practical for the full Board to meet to review or act upon a matter.

 Corporate Governance Resources

        The Company maintains a corporate governance link on the "Investors" page of our website at www.walterenergy.com that includes information about corporate governance. The following documents are currently included on the website:

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  Amended and Restated Certificate of Incorporation,

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  By-laws,

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  Corporate Governance Guidelines,

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  Code of Conduct and Compliance Program, and

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  Charters of the Committees of the Company.

Stockholders may also request free print copies of these documents as well as the Company's Proxy Statement and Annual Report by writing to the Corporate Secretary, Catherine C. Bona, Walter Energy, Inc., 4211 W. Boy Scout Blvd., Tampa, Florida 33607.

COMPENSATION OF DIRECTORS

        The Compensation and Human Resources Committee evaluates and recommends to the Board the compensation to be paid to our non-employee directors. The Compensation and Human Resources Committee has determined that a combination of cash and equity-based incentive compensation should be utilized to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, the Human Resources Committee receives input from its independent compensation consultant. It also considers the time commitment and skill level required to serve on our Board.

        The Board of Directors, upon recommendation of the Compensation and Human Resources Committee, set compensation paid to our independent directors for fiscal year 2010 as set forth below. No changes to the compensation structure have been made for fiscal year 2011, other than as discussed below.

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  $55,000 annual base retainer, paid in cash on a quarterly basis (our Chairman receives twice this amount);

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  $1,500 board meeting fee, paid in cash on a quarterly basis for each meeting attended;

  •
  $1,500 committee meeting fee, paid in cash on a quarterly basis for each committee meeting attended;

  •
  $15,000 annual retainer for the chair of our Audit Committee;

  •
  $10,000 annual retainer for the chair of our Compensation and Human Resources Committee;

  •
  $5,000 annual retainer for the chair of our Nominating and Corporate Governance Committee and the chair of our Environmental, Health & Safety Committee; and

  •
  a grant of equity-based compensation having an economic value of $85,000, split equally in the form of non-qualified stock options and restricted stock units (our Chairman receives twice this amount). Equity compensation to our non-employee directors is typically awarded upon initial appointment to the Board and annually upon re-election to the Board of Directors.

        Beginning in fiscal year 2011, the Board also established a special committee of the Board for the purposes of providing oversight in connection with management's efforts to integrate certain operations of the businesses of Western Coal Corp. with those of the Company. The committee chair will receive an annual retainer of $5,000 for serving in that position. Members of the committee will receive committee fees, paid in cash on a quarterly basis for each committee meeting attended.

        In addition to the compensation described above, our directors are reimbursed for expenses incurred in connection with attendance at board, committee and stockholder meetings, including cost of travel, lodging, food and related expenses, and participation in director education programs.

        Any equity award to a non-employee director will by its terms be immediately accelerated and deemed vested in full upon the retirement of the non-employee director if the director has reached age 65 and has at least five years of service on the Board. Otherwise, subject to exceptions at the discretion of the Board, unvested equity awards are forfeited by the director when the director ceases to be a director of the Company for any reason, including, a termination by resignation, failure to be re-elected, death, disability or retirement.

        All non-employee directors are expected to acquire and hold shares of our Common Stock with a value of four times the annual cash retainer during their tenure. Stock ownership requirements are expected to be met within five years following first election to the Board, or February 27, 2014, whichever is later.

        Directors who are employees of the Company do not receive additional compensation for their service on the Board.

        The Company does not have a retirement plan for non-management directors. Directors may elect to defer all or a portion of their cash compensation under the Company's Amended and Restated Directors' Deferred Fee Plan.

Deferred Compensation

        Non-employee directors may defer all or part of their annual retainer, meeting and committee fees in the form of an income account or a stock equivalent account, or both, under the Company's Amended and Restated Directors' Deferred Fee Plan (the "Directors' Deferred Fee Plan"). If a director elects the income account, the director's fees are credited as a dollar amount to the director's income account on the date such fees would otherwise have been paid and credited quarterly with interest at an annual rate equal to the yield of a 10-year U.S. Treasury Note as of the beginning of such calendar quarter plus 1.00 percent. If a director elects the stock equivalent account, director's fees otherwise payable during a calendar quarter are converted to stock equivalent shares equal in number to the maximum number of shares of Common Stock, or fraction thereof, to the nearest one hundredth of one share, which could be purchased with the dollar amount of such fees at the closing market price of the Common Stock on the first business day of the following calendar quarter, or if that date is not a trading date, on the next trading date. If the Company declares a cash dividend on its Common Stock, the stock equivalent account is credited with stock equivalent shares equal in number to the maximum number of shares of Common Stock, or fraction thereof, to the nearest one hundredth of one share, which could have been purchased with the cash dividend, if any, which would have been payable had the participant been the actual owner of the number of shares of Common Stock credited to his account as of the payment date for such dividend. In order to prevent dilution or enlargement of the benefits or potential benefits intended under the plan and subject to Section 409A of the Internal Revenue Code, stock equivalent shares shall be appropriately adjusted in the event of any stock dividend, stock split or any other similar changes in the Company's Common Stock. The Directors Deferred Fee Plan is an unfunded and unsecured liability of the Company, and benefits will be paid from the Company's general assets. Accordingly, participants are general unsecured creditors of the Company with respect to the benefits. Currently, Mr. Tokarz is the only participant in the Directors' Deferred Fee Plan, having elected to defer fees into a stock equivalent account.

        The Directors' Deferred Fee Plan was amended in 2008 to ensure compliance with Section 409A of the Internal Revenue Code and included changes clarifying the timing and implementation of deferral elections and providing that the payment benefits will be subject to a six-month delay at the time of termination. The Directors' Deferred Fee Plan was also amended to provide that payments from the stock equivalent account are distributed in the form of stock, with fractional shares to be cashed out at fair market value the day before distribution and paid in cash. Previously the stock equivalent account was paid out in cash. The amendments were not intended to materially increase the benefits payable under the Directors' Deferred Fee Plan.

        In the event of termination, including death, payments under the Directors' Deferred Fee Plan are payable on the first day of the seventh month following the termination event. The director may elect to receive payment in any year following his 72nd birthday or the year following his termination of services, upon the later of January 15th or on the first day of the seventh month following the termination event. Payments shall be in a lump sum in the event of death or on the date specified by the election of the director, unless the director elects to receive payments in the form of installments over five, ten or fifteen years.

        The following table provides compensation information for non-employee members of our Board for the year ended December 31, 2010. Upon the election of Mr. Leonard to the position of interim Chief Executive Officer on March 12, 2010, Mr. Leonard did not receive any additional compensation in connection with his service as a director. Messrs. Victor P. Patrick, former Chief Executive Officer, Chief Financial Officer and General Counsel, and George R. Richmond, former President and Chief Operating Officer, did not receive any additional compensation in connection with their service as a director through April 21, 2010 and July 31, 2010, respectively.

2010 Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Howard L. Clark	103,500		49,027	41,825	0	0	0	194,352
Jerry W. Kolb	142,000		49,027	41,825	0	0	0	232,852
Patrick A. Kriegshauser	120,000		49,027	41,825	0	0	0	210,852
Bernard Rethore	122,000		49,027	41,825	0	0	0	212,852
Michael Tokarz	167,000	(2)	98,145	83,650	0	0	0	348,795
A. J. Wagner	115,000		49,027	41,825	0	0	0	205,852

(1)
Non-management Directors are awarded equity compensation under the Company's Amended and Restated 2002 Long Term Incentive Award Plan (the "2002 Award Plan") upon initial appointment to the Board and annually following their election to the Board following the stockholder annual meeting. This amount reflects the grant date fair values of restricted stock units and non-qualified stock options awarded in the 2010 fiscal year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Options. Assumptions used in the calculation of these amounts are set forth in Note 7 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the 2010 fiscal year. As of December 31, 2010, the aggregate number of stock and option awards outstanding for each director was as follows:

a.
Mr. Clark has 56,247 non-qualified stock options and 0 restricted stock units‡;

b.
Mr. Kolb has 31,502 non-qualified stock options and 0 restricted stock units‡;

c.
Mr. Kriegshauser has 24,497 non-qualified stock options and 1,855 restricted stock units;

d.
Mr. Rethore has 6,017 non-qualified stock options and 0 restricted stock units‡;

e.
Mr. Tokarz has 90,973 non-qualified stock options and 3,965 restricted stock units; and

f.
Mr. Wagner has 21,611 non-qualified stock options and 1,855 restricted stock units.

‡
Messrs. Clark, Kolb and Rethore each have 1,855 restricted stock units that have not been delivered to them but are considered vested since they have the right to acquire them upon retirement, having satisfied the vesting requirements for minimum years of service and age.

(2)
Mr. Tokarz deferred the receipt of all cash compensation under the Company's Amended and Restated Directors' Deferred Fee Plan and, at his election, all fees earned and payable in cash are credited to a stock equivalent account. See "Deferred Compensation" on page 25.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

        The Compensation and Human Resources Committee consists entirely of independent directors and is responsible for reviewing and approving executive compensation philosophy and policies, as well as the application of such policies to the compensation of the Company's executive officers.

        The purpose of the Company's executive compensation program is to (1) attract, motivate and retain qualified key executives who are responsible for the success of the Company as a whole, (2) provide incentives to management to increase stockholder value, (3) increase the overall performance of the Company and (4) increase the performance of individual executives.

        The principal elements of the Company's executive compensation for the year ended December 31, 2010 were base pay, annual cash incentive compensation and stock-based incentives. The Committee generally aims to set the midpoint of each element of compensation within a salary grade, as well as overall compensation for each salary grade, at approximately the 50th percentile relative to various market reference points including a peer group of companies deemed by the Compensation Committee to be comparable to the Company. The Committee believes that the short-term incentive component of executive compensation should be variable, depending on business results, and that the long-term equity-based incentive component should align executive compensation with shareholder interests and valuation creation.

        The Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

        This report is provided by the following directors, who constitute the Committee:

                      THE COMPENSATION AND HUMAN
                      RESOURCES COMMITTEE
                      BERNARD G. RETHORE, Chairman
                      JERRY W. KOLB
                      MICHAEL T. TOKARZ

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis section is designed to explain the material elements of compensation paid to our executive officers, including our Named Executive Officers. This section also describes the compensation objectives, policies and decisions of our Compensation and Human Resources Committee (the "Compensation Committee") and describes the manner and context in which compensation is awarded to and earned by our executives.

        Our Named Executive Officers include each person who served as our principal executive officer or principal financial officer and our next three most highly compensated executive officers serving as at December 31, 2010. Additionally, we include information concerning Mr. Richmond for whom disclosure would have been required but for the fact that he was not serving as an executive officer at the end of the fiscal year. For fiscal 2010, our Named Executive Officers are as follows:

  •
  Joseph B. Leonard—interim Chief Executive Officer

  •
  Lisa A. Honnold—interim Chief Financial Officer

  •
  Walter J. Scheller—President and Chief Operating Officer, Jim Walter Resources, Inc., a subsidiary of the Company

  •
  Charles C. Stewart—President and Chief Operating Officer, Walter Coke, Inc. and Walter Minerals Inc., a subsidiary of the Company

  •
  Michael T. Madden—Senior Vice President, Sales and Marketing

  •
  Victor P. Patrick—former Chief Executive Officer, Chief Financial Officer, General Counsel

  •
  George R. Richmond—former President and Chief Operating Officer

Compensation in Context: Company Performance in 2010

        In 2010, our executives performed well against their business objectives. We believe the Company's strategic and operational investments and accomplishments in 2010 as outlined below are well aligned with our executives' compensation and delivered sustainable, profitable growth for our stockholders. Our key accomplishments in 2010 include:

  •
  A nearly 70% appreciation in our stock price from $75.31 on December 31, 2009 to $127.84 at December 31, 2010;

  •
  Earnings of $7.25 per diluted share from continuing operations on revenues of $1.6 billion, primarily from record revenue and operating income from our underground mining operations;

  •
  A 20% increase in year-over-year sales volumes by our surface mining operations;

  •
  Operating income of $32.5 million at our Walter Coke operations;

  •
  The execution of a lease providing mineral rights for an additional 22.2 million tons of coking coal reserves in Alabama in an area near our existing underground mines;

  •
  The acquisition of the Alabama coal bed methane operations of HighMount Exploration & Production LLC in an area adjacent to our existing underground mines for approximately $210.0 million, in cash, significantly boosting our natural gas production, and more importantly ensuring that future coal production areas will be properly degasified, enhancing the safety and operational efficiency of existing and future underground coking coal production in this area;

  •
  The execution of an arrangement agreement with Western Coal Corp. to acquire all of the outstanding common shares of Western Coal, a transaction representing a total enterprise value of $3.3 billion, providing a complementary growth and diversification opportunity to the Company;

  •
  The acquisition of the Mobile River Terminal at the Port of Mobile, Alabama, helping ensure the adequacy of future export capacity at a competitive cost for our Alabama coking coal production; and

  •
  The return to stockholders of over $90 million in the form of cash dividends and share repurchases.

Guiding Principles

        The Company maintains an executive compensation program for our executive officers and key employees, including our Named Executive Officers, which is heavily focused on performance. The design and operation of the program reflects the following objectives:

  •
  Recruiting and retaining highly qualified executive officers;

  •
  Implementing performance targets that lead to value creation; and

  •
  Aligning our executives' interests with our shareholders' interests.

These objectives are achieved through the following compensation principles:

  •
  Setting compensation levels to reflect competitive market practices;

  •
  Linking annual incentive awards to achievement of short-term financial and operational results that align with the Company's long-term strategic objectives;

  •
  Managing the Company for the long-term by aligning executive officer compensation with the long-term interests of the stockholder; and

  •
  Ensuring that executive officers and members of the Board meet defined ownership positions in the Company's stock.

Oversight of Compensation Program

        The Compensation Committee has oversight responsibility for the Company's executive compensation programs. The Compensation Committee is responsible for reviewing and approving annually all compensation decisions affecting executive and key officers of the Company, including our Named Executive Officers.

        The Compensation Committee recognizes the importance of the development and administration of the Company's compensation and benefit programs and performs the following functions in carrying out its primary duties:

  •
  Reviews and approves corporate goals and objectives relevant to executive officer compensation, including annual performance objectives.

  •
  Evaluates the performance of executive officers in light of their goals and objectives and, based on this evaluation and a review of detailed compensation tally sheets approves the annual salary, annual incentive compensation, equity incentives and other benefits of the executive officers.

  •
  Reviews annually the operations of the Company's executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose.

  •
  Takes steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and Company performance.

  •
  Establishes and periodically reviews policies relating to executive officer perquisites.

        The Compensation Committee does not delegate any of these duties. As discussed below, Company management provides recommendations to the Compensation Committee regarding compensation matters at the request of the Compensation Committee.

Role of Management in Compensation Decisions

        The Compensation Committee meets with the Company's executive officers at various times during the year, permitting the Compensation Committee to perform its own assessment of the performance of each individual executive officer. The Compensation Committee also considers the evaluation of the executive officers and other key Company employees by our Chief Executive Officer. At the Compensation Committee's request, the Chief Executive Officer reviews and discusses the performance and compensation of the Company's other Named Executive Officers. The Compensation Committee also considers the recommendations of the executive officers regarding total compensation for those key employees reporting to them. The Compensation Committee is assisted in the administration of its decisions by the Company's principal human resources executive officer.

Role of Compensation Consultant in Compensation Decisions

        The Compensation Committee relies on the expertise of an outside compensation consultant, which it engages directly, to assist it in obtaining and reviewing information relevant to compensation decisions. The independence and performance of the consultant are of the utmost importance to the Committee. As a result, the Compensation Committee maintains a policy that prevents management from directly engaging the consultant for significant projects without the prior approval of the Compensation Committee Chair. Through April 2010, the Compensation Committee used the services of Hewitt Associates, LLC ("Hewitt") to provide advice and recommendations on executive and director compensation. Hewitt had been the Committee's consultant for over seven years. Previous to 2010, in addition to the compensation consulting services provided to the Compensation Committee, Hewitt provided actuarial and benefit plan consulting services to the Company. While the Committee was confident that the services had been performed by separate and distinct divisions within Hewitt, the Compensation Committee believed it was prudent to change its consultant to maintain independence for future engagements. The Compensation Committee reviews the types of services provided by the consultant and all fees paid for those services on a regular basis. For fiscal 2010, other than the compensation consulting services provided to the Compensation Committee, neither Hewitt nor the firms subsequently engaged by the Compensation Committee (Towers Watson and Pay Governance, LLC ("Pay Governance")) provided additional services to the Company or its affiliates.

        After a thorough interviewing process during which the Compensation Committee evaluated several compensation consulting firms, in May 2010 Towers Watson was engaged as the Compensation Committee's independent consultant. Subsequently in October 2010, when a group of Towers Watson executive compensation practitioners left to form the independent compensation consulting firm Pay Governance, Pay Governance became the Compensation Committee's independent consultant.

        Since compensation for executive officers is generally set in the first quarter of the fiscal year, the compensation elements set forth in this Compensation Discussion and Analysis are based on the recommendations and external market data developed by Hewitt. As a result of the change in the Committee's consultant in May 2010, the Compensation Committee has undertaken a general review of its compensation policies, practices and programs. No significant changes were made for fiscal 2010 policies, practices and programs as a result of the consultant changes. Where this review has resulted in material program changes for fiscal 2011, those changes are described.

        The Compensation Committee utilizes the compensation consultant external market data described below to determine the market pay practices of similarly situated executives to our executive officers, including our Named Executive Officers. The Compensation Committee's policy is to use the data prepared and presented by the outside compensation consultants as a reference point or guideline. Actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.

Peer Group Benchmarking

        The compensation consultant provides the Compensation Committee with this market information and assists the Compensation Committee in understanding the competitive market for the company's executive positions. The composition of the "peer group" is reviewed annually. The compensation consultant assists the Compensation Committee by compiling a list of companies with similar strategic focus likely to compete with the Company for executive talent. The Compensation Committee works with the consultant to ensure that the peer group is large enough to withstand unanticipated changes in the included companies' structure or compensation programs.

        2010 Peer Group.    The Compensation Committee has preferred consistency in the peer group year-to-year to the extent reasonable. With the exception of companies removed due to industry consolidations, there were no changes in the peer group composition from fiscal 2009 to fiscal 2010. Due to the differences in size among the comparator companies, the consultant performs regression analyses to adjust the compensation data for differences in company revenues. With the assistance of Hewitt, the Committee approved the following peer group composition for fiscal 2010:

• Alliance Resource Partners, L.P.	• James River Coal Company
• Alpha Natural Resources, Inc.	• Massey Energy Company
• Arch Coal, Inc.	• National Coal Corp.
• Cliffs Natural Resources, Inc.	• Patriot Coal Corporation
• Cloud Peak Energy Inc.	• Peabody Energy Corporation
• CONSOL Energy Inc.	• Penn Virginia Resource Partners, L.P.
• International Coal Group, Inc.	• Westmoreland Coal Company

        Following the retention of Towers Watson by the Compensation Committee in May 2010 (and later Pay Governance), the Company reexamined the reference points used for benchmarking executive pay levels. As a result of this study, it was determined that it would be appropriate to review multiple market reference points when assessing the competitiveness of the Company's executive compensation going forward in order to take into account the various markets in which the Company competes for talent and to ensure that robust data is reviewed. Specifically, the reference points that will be used include the primary peer group of coal and resource mining companies listed above as well as three additional reference points: a) a broad-based metals and mining industry data derived from Towers Watson's Executive Compensation Database; b) a group of similarly sized organizations in a variety of commodity-based, cyclical sectors such as oil and gas commodity chemicals, steel, etc.; and c) size-adjusted data from the broader general industry drawn from Towers Watson's Executive Compensation Database (which the Company considers particularly relevant for staff positions).

Tally Sheets

        Compensation tally sheets summarizing each element of executive officer compensation are prepared for and reviewed by the Compensation Committee on an annual basis, as well as at the time of promotion or other change in responsibilities, and in connection with special awards. The tally sheets affix dollar amounts to all components of executive officer compensation, including base salary, incentive pay, deferred compensation, equity-based compensation and other potential compensation elements, such as potential change in control severance payments. The Compensation Committee reviews the tally sheets against the survey data provided by Pay Governance and may consider internal and external adjustment factors when determining compensation, including the executive's experience, tenure, individual performance, business impact, affordability and potential retention concerns.

Compensation Program in 2010

        The main elements and goals of our executive compensation program did not change from fiscal year 2009 to fiscal year 2010.

2010 Compensation Elements

        The Company's executive compensation program is structured to align the interests of stockholders and the interests of management, while appropriately meeting the needs of the Company in operating its businesses. The Company's compensation design objectives include elements such as base compensation intended to attract and retain qualified executives, as well as at-risk compensation designed to motivate and reward our executive officers responsible for the success of the Company and align their compensation with such success. The Compensation Committee's intention is that, for continuing executives, the majority of their overall compensation should be variable at-risk pay with long-term incentives making up the largest portion of this component. The Compensation Committee reviews and approves the following elements of compensation for executives:

Base Compensation

Salary	Semi-monthly cash payments that provide a fixed level of cash compensation that take into account job responsibilities, experience level and competitive market data
Other Compensation

Programs that encompass health and welfare benefits and retirement benefits such as defined benefit plans and tax-qualified 401(k) plans, substantially similar to the basic level of benefits offered by companies in our businesses, including limited perquisites

At-Risk Compensation
Cash Incentive Compensation

Performance-based annual incentive opportunity that rewards current-year performance for achievement of annual financial, operational and safety goals, as well as the achievement of specific individual goals

Equity Compensation

Aligns interests of executive officers with the stockholders by providing rewards for the achievement of long-term accomplishments and promoting employment retention in the form of non-qualified stock options and restricted stock units that vest over a period of years

Base Compensation

Salary

        The Company has, for many years, maintained specific salary grade levels and corresponding pay ranges for every salaried position in the Company. The Compensation Committee generally aims to set the midpoint of each element of executive officer compensation within a salary grade, as well as overall compensation for each salary grade, at approximately the 50th percentile relative to our Peer Group/market data companies. The Compensation Committee reviews and approves the base salary of each executive officer on an annual basis, as well as at the time of promotion or other change in responsibilities. In determining base salary for each executive, the Compensation Committee makes reference to the 50th percentile but also considers the responsibilities associated with the position, individual contribution and performance, position within the salary range, retention, experience and Company performance. Annual salary reviews of the Company's executive officers, including the Named Executive Officers, generally occur at the time of the first regular meeting of the Compensation Committee in the year and adjustments, if applicable, occur on March 1 each year.

        The following table reflects our Named Executive Officer's annualized base salary as of December 31, 2010.

Named Executive Officer	Base Salary in 2010 ($)
Joseph B. Leonard(1)	1,200,000
Lisa A. Honnold(2)	356,513
Walter J. Scheller	400,000
Charles C. Stewart	319,815
Michael T. Madden	315,000
Victor P. Patrick(3)	660,000
George R. Richmond(3)	618,000

(1)
On March 12, 2010, Mr. Leonard was elected interim Chief Executive Officer upon the retirement of Mr. Patrick. The compensation arrangements entered into with Mr. Leonard did not include his participation in the Company's Executive Incentive Plan.

(2)
Includes supplemental pay of $7,500/mo. for serving as interim Chief Financial Officer.

(3)
Messrs. Patrick and Richmond retired from the Company on March 12, 2010 and July 31, 2010, respectively.

        Salaries earned by our Named Executive officers in fiscal 2010 are reflected in the "Salary" column of the Summary Compensation Table on page 44.

        Effective March 1, 2011, the Compensation Committee approved merit increases for Named Executive Officers, Scheller, Stewart and Madden of 7.5%, 3.5% and 4.76%, respectively, following an evaluation of market data reference points and consideration of each executive's position in the salary range and experience and Company performance.

At-Risk Compensation

Cash Incentive Compensation

        Annual incentive compensation provides executive officers, including our Named Executive Officers and other key employees, the opportunity to earn cash upon the achievement of specific, pre-established, measurable financial, operational, safety and individual objectives. The Compensation Committee believes that annual cash incentives motivate and provide focus on the achievement of short-term financial, strategic and individual performance goals, which ultimately lead to favorable long-term operating results and contribute to the overall value of the Company. Annual incentive compensation is awarded to certain of our executives, including our Named Executive Officers, under the Company's Executive Incentive Plan (the "EI Plan"), which was approved by our stockholders in 2006. The EI Plan establishes an annual award pool of three percent (3%) of the Company's operating income. The Compensation Committee has discretion under the EI Plan to decrease the size of the award pool, to modify any award target for any executive officer or make no award. For fiscal 2010, the Compensation Committee allocated the award pool to participating executives to establish a maximum incentive award for each executive. Eight executive officers were eligible to participate in the EI Plan in fiscal 2010.

        The award pool applicable to our Named Executive Officers was allocated as follows:

Named Executive Officer	Percentage of Award Pool
Joseph B. Leonard(1)	0%
Lisa A. Honnold	15%
Walter J. Scheller	0%
Charles C. Stewart	10%
Michael T. Madden	10%
Victor P. Patrick	0%
George R. Richmond	20%

(1)
On March 12, 2010, Mr. Leonard was elected interim Chief Executive Officer upon the retirement of Mr. Patrick. The compensation arrangements entered into with Mr. Leonard did not include his participation in the EI Plan.

        The executive officers and key employees not covered by the award pool above are also eligible to receive cash awards based on the achievement of pre-established, measurable, financial, operational and safety goals and individual objectives.

        The EI Plan design for fiscal 2010 established threshold, target and maximum amounts for the metrics utilized for measuring performance of the company's business units and the corporate office. The cap on maximum payouts is one of the practices and procedures the Company utilizes to discourage unnecessary and excessive risk taking. Each plan participant, including the Named Executive Officers, had a designated target incentive opportunity, expressed as a percentage of base pay approved by the Compensation Committee. Target incentive opportunities were established in the first quarter of 2010 and benchmarked against market data provided to the Compensation Committee by its then consultant, Hewitt. Annual incentive opportunities were targeted at approximately the 50th percentile relative to the peer group of companies. Actual payouts may increase or decrease from target incentive opportunity depending on actual performance compared to performance goals and final determination by the Compensation Committee. The minimum, target and maximum payouts for participants of the EI Plan can range from 0% to 200% of the target incentive opportunity, expressed as a percentage of base salary.

        The following table shows the 2010 annual incentive targets for plan participants in the business units and corporate office:

Business or Operation	Goals	Percentage
Business Units	Financial and operational:	70%
	• earnings before interest & taxes—40%
	• consolidated net income—30%
	Safety	20%
	Individual	10%
Corporate Office	Financial and operational:	70%
	• consolidated net income—70%
	Safety	20%
	Individual	10%

Financial Targets
($ in millions)	Threshold	Target	Max
Earnings before interest & taxes
Underground Mining	$245.1	$490.2	$582.7
Surface Mining	9.6	19.2	22.8
Walter Coke	8.8	17.7	22.2
Consolidated net income	146.3	328.0	397.6

        Safety Metrics were utilized to incentivize our operational units to maintain an accident-free work environment and to ensure that the Company was continuing to make progress in achieving that goal. These goals are based on the historical safety performance record of each business unit with the objective of promoting improvements in those areas. In fiscal 2010, safety metrics for our Underground and Surface Mining operations included targets to improve total reportable incident rates and citations per inspector shift over the prior year actual incident and citation rates. Safety metrics for our Walter Coke operation in fiscal 2010 included targets to improve total recordable incident rates and promote a reduction in the number of environmental exceedances over the prior year actual rates.

        The award opportunity as a percentage of the safety target for the Underground Mining, Surface Mining and Walter Coke operations was generally set at a total reportable incident rate threshold of 80% of targeted amounts for improvements of 5.1% over the prior year results, 100% of targeted amounts for a 10% improvement over the prior year results and 200% of targeted amounts for 20% improvement over the prior year results.

        Underground Mining citation per inspector shift results were measured against prior year actual numbers and included meeting a minimum performance level of not more than 0.65 citations per inspector shift to obtain an 80% payout opportunity. Award payout at 100% was obtainable for a 10% reduction in citation rate over the minimum performance level and a 200% payout was obtainable for a 20% reduction in citation rate over the minimum performance level. Failure to meet the minimum performance level of 0.65 citations per inspector shift eliminated any payout opportunity for this component of the safety metric.

        Surface Mining citation per inspection day results were measured against prior year actual numbers and included meeting a minimum performance level of not more than 0.59 citations per inspection day to obtain an 80% payout opportunity. Award payout at 100% was obtainable for a 5% reduction in citation rate over the minimum performance level and a 200% payout was obtainable for a 10% reduction in citation rate over the minimum performance level. Failure to meet the minimum performance level of 0.59 citations per inspection day eliminated any payout opportunity for this component of the safety metric.

        Walter Coke environmental exceedances were measured against prior year actual numbers and included achieving a minimum performance level not to exceed the prior year actual results in order to obtain an 80% payout opportunity. Award payout at 100% was obtainable for a 10% reduction over prior year actual results and a 200% payout for a 20% reduction over prior year actual results. Failure to meet the minimum performance level eliminated any payout opportunity for this component of the safety metric.

        The award opportunity as a percentage of the safety target for the corporate office was safety performance of all business operations on a consolidated basis.

        In an effort to promote safety improvements and achieve our goal of zero accidents, a fatality at a business unit would automatically eliminate a safety payout opportunity unless the Compensation Committee, following consultation with the Environmental, Health and Safety Committee, exercised its discretion to award a payout.

        The Compensation Committee determined that 10% of the annual cash incentive opportunity to our executive officers, including our Named Executive Officers, and key employees should be dependent upon goals unique to the individual. Each participant proposes his or her goals for the year. The individual objectives of the Named Executive Officers are reviewed and approved by the Committee. At the end of the performance period, each participant submits a self-evaluation of performance relative to such goals to his/her supervisor for review and final determination. Our Named Executive Officers submit to the Compensation Committee a self-evaluation of performance. Input from our Chief Executive Officer is provided, when requested by the Compensation Committee. The Compensation Committee may use its discretion to consider matters such as individual contribution and performance, strategic plans and market conditions when performing its review, and, if it deems appropriate, the Compensation Committee will approve awards to each such Named Executive Officer based on the achievement of such individual goals and the Company's performance with respect to the annual financial and operational goals.

        The Compensation Committee approved each of the Named Executive Officer's goals at the beginning of the plan year. The goals established for each Named Executive Officer included operational, production and expansion initiatives as well as strategic and investment initiatives applicable to the areas of responsibility of the Named Executive Officer.

        In February 2011, the Compensation Committee reviewed actual results for 2010 with respect to achievement of financial and operational, safety, and individual goals summarized as follows:

	% Weighting	% of Achievement (Blended)
Metric		Walter J. Scheller	Charles C. Stewart	George R. Richmond
Business Units:
Earnings before interest & taxes	40.0	78.58	80.00	78.58
Consolidated net income	30.0	59.30	59.30	59.30
Safety	20.0	13.00	8.08	13.00
Individual goals	10.0	10.00	10.00	10.00

Total	100.0	160.88	157.38	160.88

	% Weighting	% of Achievement
		Lisa A. Honnold	Michael M. Madden
Corporate Office:
Consolidated net income	70.0	138.36	138.36
Safety	20.0	20.00	20.00
Individual goals	10.0	10.00	10.00

Total	100.0	168.36	168.36

        Messrs. Scheller, Stewart and Richmond financial targets and results achieved were developed based on a combination of business unit earnings before interest and taxes and consolidated net income. Earnings before interest and taxes targets and results achieved incorporate the following: For Messrs. Scheller and Richmond, earnings before interest and taxes reflect a weighted average of 2010 targets compared to results achieved for Underground Mining, Surface Mining and Walter Coke based on a percentage of total Company revenues of 81%, 8% and 11% respectively. For Mr. Stewart, earnings before interest and taxes reflect a weighted average of 2010 targets compared to results achieved for Surface Mining and Walter Coke based on revenues of 42% and 58%, respectively.

        Our Underground Mining total reportable incident rate in 2010 was 5.66, and our Surface Mining operations' total reportable incident rate was 0.30 (each measured per 200,000 employee-hours), with citation per inspector shift and citation per inspection day of 0.63 and 0.33, respectively. Total recordable 2010 incident rates for our Walter Coke operation was 5.33 (measured per 200,000 employee-hours).

        Actual award opportunity for safety in fiscal 2010 for participants of our surface mining and corporate office were eliminated under the provisions of the plan due to the occurrence of a fatality at one of the surface operations during the year; however, due in part in the improvement over the previous year results which would otherwise have resulted in a payout of 2x the target percentage, and due to the belief that the Company was not at fault and that the regulatory agency reviewing the matter issuing no citations in connection with the incident, the Compensation Committee, following consultation with the Environmental, Health and Safety Committee, exercised its discretion to award a payout to participants in our corporate and surface mining operations, with the exception of the unit in which the fatality occurred, of one-half of the award achievement. Named Executive Officers Scheller and Richmond were awarded a payout for safety based on a blended rate for results achieved at Underground Mining, Surface Mining and Walter Coke, respectively. For Mr. Stewart, a payout for safety was based on a blended rate for results achieved at Surface Mining and Walter Coke, respectively.

        In addition, the Compensation Committee considered each of the Named Executive Officer's contributions to the achievement of individual goals as they relate to the achievement of specific operational production and expansion initiatives and strategic and investment initiatives of the Company, and the achievement of sustainable value creation opportunities.

        As a result of these combined considerations, the Compensation Committee approved the following fiscal 2010 payout amounts for the following Named Executive Officers under the EI Plan:

Name	Target Payout as a % of Salary	Threshold ($)	Target Award ($)	Maximum Award ($)	Actual Award ($)
Joseph B. Leonard(1)	—	—	—	—	—
Lisa A. Honnold(2)	50	0	178,257	356,514	317,825
Walter J. Scheller(3)	75	0	300,000	600,000	254,500
Charles C. Stewart	60	0	191,889	383,778	321,991
Michael T. Madden	60	0	189,000	378,000	318,900
Victor P. Patrick(1)	100	0	0	0	0
George R. Richmond	100	0	618,000	1,236,000	579,976

(1)
On March 12, 2010, Mr. Leonard was elected interim Chief Executive Officer upon the retirement of Mr. Patrick. The compensation arrangements entered into with Mr. Leonard did not include his participation in the EI Plan.

(2)
Includes supplemental pay of $7,500/mo. for serving as interim Chief Financial Officer.

(3)
Pro-rated based on an employment date of June 21, 2010.

Cash Incentive Compensation for 2011

        The Compensation Committee has undertaken a general review of its compensation policies, practices and programs. As part of this review, the Compensation Committee considered external market practices and the recommendations of its compensation consultant, and sought management's insight in redesigning the EI Plan for 2011. The performance metrics of the 2011 EI Plan will consist of financial metrics composing 65% of the award opportunity, a safety metric composing 20% of the award opportunity, and operational/departmental goals composing 15% of the award opportunity. The potential financial opportunity for corporate executives will be based on 40% consolidated net income and 25% production and cost. The financial opportunity for business unit executives will be based on 25% consolidated net income, 20% business unit production and 20% business unit cost. Executives at our mining facilities will have a financial opportunity metric based on 25% consolidated net income, 20% production and 20% cost per ton. Operational/departmental goals will be used to motivate operational/departmental objectives and the corporate and business units. The plan will contain a commodity price adjustment mechanism to mitigate the effects of uncontrolled price fluctuations on incentive plan performance. Award payout opportunities will range from 50% of target award for threshold performance, to 100% of target for performance at target, to 200% for target maximum.

Equity-Based Compensation

        Long-term equity-based incentive compensation is awarded under the Company's 2002 Award Plan and provides an opportunity for executive officers, including our Named Executive Officers, and other key employees to increase their ownership interest in the Company through grants and issuance of equity awards. The purpose of the 2002 Award Plan is to provide equity as a component of executive compensation to assure external competitiveness of total compensation, to motivate executive officers and key employees to focus on long-term Company performance, to align executive compensation with stockholder interests and to retain the services of the executives during the vesting period since, in most circumstances, the awards will be forfeited if the executive leaves the employ of the Company before the award vests.

        Under the 2002 Award Plan, grants of awards are made by the Compensation Committee based on recommendations of the executive officers with respect to those executives and key employees reporting to them, and the advice of the Compensation Committee's outside consultant. In determining grants of awards, the Compensation Committee considers the respective responsibilities of each individual, external stock-based compensation survey data provided by its compensation consultant, peer group comparisons and the strategic and operational goals and performance of each executive officer. Awards to the executive officers are determined individually by the Compensation Committee and are based upon, among other things, the Compensation Committee's appraisal of the contributions by those officers to the Company's long-term performance.

        The Compensation Committee reviews and approves equity-based compensation for each executive officer on an annual basis, as well as at the time of promotion or other change in responsibilities and in connection with special awards. The Company does not coordinate the timing of equity grants with the release of material non-public information. The Company's annual long-term equity awards are granted at a fixed time each year, generally at the time of the first regular meeting of the Compensation Committee in the year.

        In 2010, long-term equity awards were granted on March 2, 2010. Similar to the prior year, in making these awards, the Compensation Committee targeted a value mix of one-half non-qualified stock options and one-half restricted stock units, to reflect the incentives inherent in each type of award. The economic value of the annual long-term incentive awards to the Named Executive Officers in fiscal 2010 was determined with reference to the 50th percentile of the survey data utilized by its then compensation consultant, Hewitt, as a guide. In determining the actual number of stock options and restricted stock units to be granted, the Compensation Committee relied upon a proprietary methodology developed by its compensation consultant to assign an economic value to each equity award. This economic value is based on a modified Black-Scholes methodology and depends, in part, on the vesting schedule, exercise period, historical stock volatility and the impact of employment terminations.

        The following table reflects the economic value of the long-term equity awards to our Named Executive Officers in 2010.

Named Executive Officer	Long-Term Equity Award in 2010 (Annual grants unless otherwise noted) (Economic value) ($)
Joseph B. Leonard	85,000	(1)
Lisa A. Honnold	95,600
Walter J. Scheller	500,000	(2)
Charles C. Stewart	217,000
Michael T. Madden	275,000
Victor P. Patrick	0
George R. Richmond	447,300

(1)
On March 12, 2010, Mr. Leonard was elected interim Chief Executive Officer upon the retirement of Mr. Patrick. The economic value of the long-term equity award made on that date was determined in reference to the value of the equity award he would have received as a non-employee director upon his re-election to the Board.

(2)
The long-term equity award to Mr. Scheller on July 21, 2010, was made pursuant to the terms of his employment agreement.

2011 Long-term Equity Awards

        The long-term incentive mix for 2011 remains unchanged from 2010. The Compensation Committee established a long-term incentive value mix of one-half non-qualified stock options and one-half restricted stock units to ensure the total compensation package remains competitive to ensure the Company can continue to attract, recruit and retain executives.

Non-Qualified Stock Options

        Non-qualified stock options are inherently performance-based and align the interests of the executive officers with the stockholder because the exercise price is granted at the market value of the Common Stock on the grant date and the option has value only if the stock price of the Common Stock appreciates over time. The exercise price of the option is determined by using the average of the high and low price of the Common Stock as traded on the NYSE on the date of the grant. The Company believes that this methodology is more representative of the fair value than the closing market price. The Company has consistently used this methodology for over 16 years.

        The stock options granted in 2010 have a ten-year term and vest in three equal installments on the first, second and third anniversary of the option grant. At the end of the option term, the right to purchase any unexercised options expires and the options are forfeited. Subject to exceptions at the discretion of the Compensation Committee, unvested options are forfeited by the executive in the case of death, disability, retirement, or voluntary or involuntary termination of employment with the Company, except in those instances where the executive officer's employment agreement provides otherwise. Under a change in control of the Company, stock options automatically vest and become exercisable, subject to the terms of the 2002 Award Plan and remain exercisable until the expiration date of the option award.

Restricted Stock Units

        In order to align the Company's practices with the market, maximize retention, motivate executive officers and build stock ownership in the Company, the restricted stock units awarded to the Company's executive officers, including the Named Executive Officers' in fiscal 2010 vest in three equal installments on the first, second and third anniversary of the grant date. The number of restricted stock units awarded to each executive officer is based on their approved economic value and determined by the market value of the Common Stock based on the average of the high and low prices of our stock as traded on the NYSE on the date of the award. Subject to exceptions at the discretion of the Compensation Committee, all unvested restricted stock units are forfeited in the case of death, disability, retirement, voluntary or involuntary termination of employment with the Company. Under a change in control of the Company, all shares of restricted stock units immediately vest.

        Information related to the stock options and restricted stock units awarded to the Named Executive Officers in fiscal 2010 can be found in the 2010 Grants of Plan-Based Awards Table on page 46.

Other Compensation

Retirement Benefits

Defined Benefit Plan

        The Pension Plan for Salaried Employees of Walter Energy, Inc., its Subsidiaries, Divisions and Affiliates (the "Pension Plan") is a tax-qualified defined benefit pension plan for salaried employees of participating subsidiaries of the Company. Benefits are based upon years of service with the subsidiary and the highest average annual compensation, including overtime pay, incentive compensation and specified other forms of compensation reportable as wages taxable for Federal income tax purposes, for five consecutive years of earnings within the final ten years of employment by the participant. The plan is integrated with social security. Normal retirement under the Pension Plan is age 65, provided the participant has at least five years of service. Early retirement benefits are available under the Pension Plan at age 50 provided the participant has at least ten years of service. Enhanced early retirement benefit payments are available under the Pension Plan upon the attainment of 80 points, a combination of age and years of service.

        Executive officers whose contributions under the Pension Plan have been limited by the statutory provisions of the Internal Revenue Code participate in the Supplemental Pension Plan (the "Supplemental Pension Plan"). The Supplemental Pension Plan allows the Company to provide the same benefit value to impacted employees as other participating employees. The Supplemental Pension Plan is an unfunded plan. The Company pays the present value of such benefits on the first day of the second month following termination of employment or in a manner designed to avoid the imposition of an excise tax under Section 409A of the Internal Revenue Code.

        Named Executive officers Stewart, Madden and Richmond participate in the Company's defined benefit Pension Plan. Information related to their participation in the Pension Plan and Supplemental Pension Plan is reflected in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table on page 44 and the 2010 Pension Benefits Table on page 49.

401(k) Plans

  Retirement Savings Plan

        The Retirement Savings Plan ("Savings Plan") is a tax-qualified 401(k) plan with a profit sharing feature. The Savings Plan provides retirement benefits for non-union employees of the Company and participating subsidiaries who do not participate in the Walter Pension Plan. Participating employees can contribute a portion of his or her salary on a pre-tax basis up to a maximum amount as set by the Internal Revenue Service. For 2010, the maximum pre-tax contribution by an employee into the Savings Plan was $16,500, except for specified catch-up contributions permitted by participants who are age 50 or older. The Company matches dollar for dollar up to the first 4% of the employees' pay contributed on a pre-tax basis. The Company also makes a discretionary contribution at the end of each calendar year. The discretionary contribution is a percentage of base pay. In 2010, consistent with prior years, the Company made a 6% discretionary contribution to participant's accounts. Vesting of the discretionary portion of the Savings Plan occurs in annual installments over the employee's initial five years of service. Vested amounts contributed by the Company in the Savings Plan for the benefit of the employee, plus earnings, become payable upon termination of employment, death, disability and retirement.

        Executive officers whose contribution under the Savings Plan has been limited by the statutory provisions of the Internal Revenue Code participate in the Supplemental Retirement Plan ("Supplemental Retirement Plan"). The Supplemental Retirement Plan allows the Company to provide the same contribution, on a percentage basis, to impacted employees as other participating employees. At the time the employee commences participation in the Supplemental Retirement Plan the employee may elect to receive payments upon termination of employment, death, disability and retirement in a lump sum or in equal installments. If the participating employee fails to make an election, accrued amounts are payable, at the discretion of the Company, in either a lump sum or equal installments.

        Named Executive Officers Honnold and Scheller participate in the Retirement Savings Plan.

        The Company's contributions to the retirement plans for fiscal 2010 can be found in the "All Other Compensation" column and footnote 5 of the Summary Compensation Table on page 44. Supplemental Retirement Plan information is reflected in the 2010 Nonqualified Deferred Compensation table on page 50.

  Subsidiary 401(k) Plan

        Subsidiaries that participate in the Pension Plan and do not participate in the Savings Plan, participate in a separate 401(k) plan (the "Subsidiary 401(k) Plan"). Participating employees can contribute a portion of their salary on a pre-tax basis. Effective January 1, 2010, the participating employers elected to add a matching component to the plan of $0.50 per $1.00 up to the first 6% of pay contributed to the plan by the employee on a pre-tax basis. Matching contributions by the subsidiary employer vest in annual installments over the employee's initial five years of service. Amounts contributed by the subsidiary employer in the Subsidiary 401(k) Plan for the benefit of the employee, plus earnings, become payable upon termination of employment, death, disability and retirement.

        Named Executive Officers Stewart, Madden and Richmond participate in the Subsidiary 401(k) Plan. The Company's contributions to the Subsidiary 401(k) for fiscal 2010 can be found in the "All Other Compensation" column and footnote 5 of the Summary Compensation Table on page 44.

Deferred Compensation

        The Company's Executive Deferred Compensation Plan (the "Deferred Compensation Plan") provides executive officers and other key employees who contribute substantially to the success of the Company the opportunity to defer the receipt of specified compensation. A participant may defer up to 100% of base salary and 100% of amounts earned under the annual cash incentive plan. The principal benefit to executive officers who participate in the Deferred Compensation Plan is that taxes are deferred until the amounts are withdrawn so that savings accumulate on a pre-tax basis. At the time the employee commences participation in the Deferred Compensation Plan the employee may elect to receive payments upon termination of employment, death, disability and retirement in a lump sum or in equal installments. If the participating employee fails to make an election, deferred amounts are payable, at the discretion of the Company, in either a lump sum or equal installments.

        In fiscal 2010, none of our Named Executive Officers participated in the Deferred Compensation Plan.

Employee Stock Purchase Plan

        The Company's Amended and Restated Employee Stock Purchase Plan is a non-qualified stock purchase plan that enables all employees of the Company, and its subsidiaries, to purchase Company Common Stock through regular payroll deductions. Deductions can be made in even dollar amounts or as a percentage of base salary. Participation requires a minimum monthly deduction of $10.00 and cannot exceed 10% of monthly base salary. The Company contributes an additional amount equal to 15% of the employee's payroll contribution. Upon completion of five years of participation in the program, the Company match to the employee contribution automatically increases to 20%.

        All of our Named Executive Officers participated in the Company's Employee Stock Purchase Plan in fiscal 2010.

Perquisites and Other Personal Benefits

        The Company provides perquisites to the Named Executive Officers that it believes are reasonable and consistent with its overall compensation program. The Compensation Committee periodically reviews the level of perquisites provided to the Named Executive Officers. The Company does not reimburse executives for income taxes related to executive perquisites. Perquisites provided to the Named Executive Officers in fiscal 2010 are as set forth in the "All Other Compensation" column and footnote 5 of the Summary Compensation Table on page 44.

Health and Welfare Benefits

        The Company offers group medical, dental, vision, group life insurance and disability coverage in a flexible benefits package to all active employees of the Company and its subsidiaries, including the Named Executive Officers. Every employee is provided life insurance and accidental death coverage up to one times his or her base salary at no charge to the employee. The employee for an additional charge may obtain coverage up to four times base salary. The Company provides long-term disability coverage up to $10,000 per month.

Employment, Severance and Change in Control Arrangements

        The Company executed employment agreements with Named Executive Officers Honnold, Scheller, Stewart, Patrick and Richmond and a severance agreement with Named Executive Officer Madden. The employment agreements contain provisions for severance benefits as an inducement to recruitment. Each such Named Executive Officer requested the provision prior to his or her acceptance of the employment position. The Company believes that the severance benefits payable under the applicable employment or severance agreements are consistent with industry practice. In addition, the Company has change in control agreements with its Named Executive Officers. The Company believes that the benefits payable under the change in control agreements with its Named Executive Officers allow the executives to evaluate a potential transaction impartially without regard to self interest. See the section entitled "Employment, Severance and Change in Control Arrangements" beginning on page 50 for a complete discussion of the arrangements with the Named Executive Officers.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation paid to certain of the Company's executive officers in excess of $1 million in any year. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. Performance-based compensation such as annual cash incentive compensation and stock-option awards meet these requirements, and as such are deductible by the Company when they are paid to the executive officer. It is the intent of the Compensation Committee to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) of the Internal Revenue Code so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation.

        In 2006, the Compensation Committee adopted and the shareholders approved the EI Plan in order to comply with the requirements of Section 162(m) of the Internal Revenue Code. Under the terms of the EI Plan, the maximum annual cash incentive that may be awarded to all executive officers participating in the EI Plan is 3% of the Company's operating income. The maximum cash payment that may be made to any single executive officer under the EI Plan may not exceed 50% of the award pool. The Compensation Committee is responsible for determining those executive officers who may participate in the EI Plan and the nature and amount of each award. The Compensation Committee has discretion under the EI Plan to decrease the size of the award pool, to modify any award target for any executive officer or make no award. In 2010, eight executive officers were eligible to participate in the EI Plan.

Other Compensation Policies

Equity Stock Ownership Policy

        Management and the Board believe that the Company's executive officers should have a meaningful equity interest in the Company. In 2009, the Company adopted a stock ownership policy that encourages the acquisition and retention of Company stock. The Company's Chief Executive Officer is encouraged to acquire and retain Company stock having a value equal to five times his base salary. Other executive officers are encouraged to acquire and retain Company stock having a value equal to a specific multiple of 1.5 to 3 times their base salary. Prior to attaining the target ownership level, an executive must retain 50% of any award obtained through company programs that vest (net of shares surrendered to satisfy tax obligations). Each share of Common Stock owned by the executive is deemed to have a value equal to the greater of (1) the trading price of our Common Stock as of the date the applicable share was acquired or (2) the trading price of the share of Common Stock as of the measurement date. Shares of unvested restricted stock units are counted towards meeting these requirements. All executive officers are encouraged to meet these ownership levels within the five-year time period following adoption of the policy or the assumption of their executive positions with the Company, whichever is later.

        More information regarding the beneficial stock ownership of the Named Executive Officers can be found in the Ownership of Directors and Executive Officers table on page 58.

Compensation Recovery Policy

        In 2009, the Compensation Committee adopted a claw-back policy that provides that the Company will, to the extent permitted by law, obtain reimbursement of any cash incentive, equity compensation or severance plan disbursement where the payment was predicated upon the achievement of financial results that are subsequently the subject of restatement as a consequence of errors, omissions, fraud or misconduct. This claw-back policy was ratified by the approval of our stockholders to the amendments to the Company's 2002 Award Plan at our 2009 Annual Meeting.

        Errors, omissions, fraud or misconduct may include (but are not limited to) circumstances where the Company has been required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, as enforced by the SEC, and the Committee has determined in its sole discretion that the participant knew of the material noncompliance or circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring such noncompliance to the attention of the appropriate individuals within the Company, or personally or knowingly engaged in practices which materially contributed to the circumstances that enabled the material noncompliance to occur.

SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation earned by the Named Executive Officers for the years ended December 31, 2010, and as applicable, December 31, 2008 and 2009.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(4)	Total ($)
Joseph B. Leonard	2010	950,000	0	49,060	42,514	0	0		22,750	1,064,324
interim Chief Executive Officer
Lisa A. Honnold	2010	337,219	0	55,207	47,010	317,825	0		45,229	802,490
interim Chief Financial Officer and Sr. Vice President
Walter J. Scheller	2010	215,152	100,000	276,856	241,864	254,500	0		16,672	1,105,044
President and Chief Operating Officer, Jim Walter Resources, Inc., a subsidiary of the Company
Charles C. Stewart	2010	318,262	0	125,280	106,713	321,991	500,949	(5)	25,530	1,398,725
President and Chief	2009	308,750	0	193,221	193,502	137,541	642,687		25,350	1,501,051
Operating Officer, Walter Coke, Inc., Walter Minerals, Inc., subsidiaries of the Company
Michael T. Madden	2010	309,030	0	158,855	135,248	318,900	137,931	(5)	8,661	1,068,625
Sr. Vice President,	2009	277,650	0	109,812	109,969	86,962	217,266		9,327	810,986
Sales and Marketing
Victor P. Patrick	2010	135,000	0	0	0	0	0		20,036	155,036
former Chief Executive	2009	501,599	0	876,545	787,139	276,485	0		70,627	2,512,395
Officer, Chief Financial	2008	418,053	0	382,385	168,305	499,433	0		68,609	1,536,785
Officer, General Counsel and Director
George R. Richmond	2010	357,500	0	258,327	220,007	579,976	133,493	(5)	65,427	1,614,730
former President,	2009	540,521	0	483,539	461,572	302,609	1,896,604		31,350	3,716,195
Chief Operating Officer	2008	488,053	0	608,207	168,305	719,842	366,000		30,900	2,381,307
and Director

(1)
Our Named Executive Officers include each person who served as the principal executive officer or the principal financial officer and the next three most highly compensated executive officers who were serving as executive officers on December 31, 2010. Additionally, we include information concerning an executive for whom disclosure would have been required but for the fact that he was not serving as an executive officer at the end of the fiscal year.

Mr. Patrick served as our principal executive officer, principal financial officer and general counsel until his retirement. On March 12, 2010, Mr. Leonard was elected interim Chief Executive Officer and Ms. Honnold was elected interim Chief Financial Officer. The next three most highly compensated executive officers in 2010 are Messrs. Scheller, Stewart and Madden. Mr. Richmond served as our President and Chief Operating Officer until his retirement on July 31, 2010.

(2)
The value of stock and option awards in these columns represent the grant date fair values of the equity awards granted in the 2010 fiscal year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Options. Assumptions used in the calculation of these amounts are set forth in Note 7 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

(3)
These amounts reflect cash incentive awards earned by our Named Executive Officers in 2010 for the achievement of specific measurable financial and individual objectives under the Company's EI Plan. The awards are based on pre-established, performance-based targets, the outcome of which is uncertain at the time the targets are established, and therefore are reportable as "Non-Equity Incentive Plan Compensation" rather than as "Bonus". For a description of the Company's EI Plan, see the discussion of "Cash Incentive Compensation" on page 33.

(4)
All Other Compensation includes:

Name	Vehicle Allowance	Company Contributions to 401(k) Plans	Other		Total
Joseph B. Leonard	0	0	22,750	(1)	22,750
Lisa A. Honnold	18,000	27,229	0		45,229
Walter J. Scheller	9,545	6,091	1,036	(2)	16,672
Charles C. Stewart	18,000	7,530	0		25,530
Michael T. Madden	0	7,350	1,311	(3)	8,661
Victor P. Patrick	5,000	13,500	1,536	(4)	20,036
George R. Richmond	14,000	7,150	44,277	(5)	65,427

(1)
Mr. Leonard received $22,750 for director fees paid in cash to Mr. Leonard when he served as a non-employee director of the Company prior to his election as interim Chief Executive officer on March 12, 2010.

(2)
Mr. Scheller received $1,036 in benefits in connection with his personal use of the Company plane.

(3)
Mr. Madden received $1,311 in benefits in connection with his personal use of a company car.

(4)
Mr. Patrick received $1,536 in benefits in connection with his personal use of the Company plane.

(5)
Mr. Richmond received $44,277 in benefits in connection with sporting events.
(5)
Messrs. Stewart, Madden and Richmond, participate in the Walter Pension Plan and the Walter Supplemental Pension Plan. The amount shown in this column reflects the aggregate change in the actuarial present value of the accumulated benefit for their accounts under the Walter Pension Plan and the Walter Supplemental Pension Plan from December 31, 2009 to December 31, 2010.

Earnings on deferred compensation are not reflected in this column since the return on earnings is calculated in the same manner as earnings on externally managed investments of employees—see the Nonqualified Deferred Compensation Table on page 50.

GRANTS OF PLAN-BASED AWARDS

        The following table discloses the potential payouts under the Company's EI Plan for the year ended December 31, 2010 and the non-qualified stock options and restricted stock units awarded to the Named Executive Officers during the year ended December 31, 2010.

2010 Grants of Plan-Based Awards

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)(5)		Grant Date Fair Value of Stock and Option Awards ($/Sh)(6)
											Closing Market Price ($/Sh)
Name	Grant Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph B. Leonard		0	0	0
	3/12/2010							563				49,060
	3/12/2010								871	87.14	87.58	42,514
Lisa A. Honnold(7)		0	178,257	356,514
	3/02/2010							661				55,207
	3/02/2010								1,000	83.52	84.53	47,010
Walter J. Scheller		0	300,000	600,000
	7/21/2010							3,991				276,856
	7/21/2010								6,232	69.37	68.76	241,864
Charles C. Stewart		0	191,889	383,778
	3/02/2010							1,500				125,280
	3/02/2010								2,270	83.52	84.53	220,007
Michael T. Madden		0	189,000	378,000
	3/02/2010							1,902				158,855
	3/02/2010								2,877	83.52	84.53	135,248
Victor P. Patrick		0	0	0
George R. Richmond		0	618,000	1,236,000
	3/02/2010							3,093				258,327
	3/02/2010								4,680	83.52	84.53	47,010

(1)
Reflects cash incentive opportunities under the EI Plan for 2010. Mr. Scheller's cash incentive opportunity was pro-rated based on his date of hire. Cash incentive amounts actually earned by the Named Executive Officers in 2010 are reflected in the Summary Compensation Table "Non-Equity Incentive Plan Compensation" column.

(2)
March 2, 2010, was the Grant Date for annual equity awards. In connection with Mr. Leonard's election as interim Chief Executive Officer, he received an equity award on March 12, 2010. In connection with his employment agreement, Mr. Scheller received an equity award on July 21, 2010.

(3)
Reflects time vested stock awards in the form of restricted stock units payable in the Company's Common Stock. Restricted stock units granted on March 2, 2010 vest in three equal installments on the first, second and third anniversary of the award grant date.

(4)
Reflects time vested non-qualified stock options to acquire our Common Stock. The stock options vest in three equal installments on the first, second and third anniversary of the option grant date and expire in ten years.

(5)
The exercise price is determined based on the average of the high and low prices of the Company's Common Stock as traded on the NYSE on the Grant Date.

(6)
The values shown in the table are Grant Date fair values of the equity awards granted in the 2010 fiscal year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Options. Assumptions used in the calculation of these amounts are set forth in Note 7 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

(7)
Pursuant to the retention and severance agreement Ms. Honnold entered into with the Company on February 2, 2011, subject to certain conditions as set forth in the agreement, the unvested portion of her equity award scheduled to vest in 2011 was accelerated and was deemed vested on February 27, 2011, the unvested portion of the equity award scheduled to vest in 2012 will accelerate and be deemed vested on the earlier of March 31, 2011 or her separation date, and the unvested portion of the equity award scheduled to vest in 2013 will accelerate and be deemed vested on her separation date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The table discloses outstanding exercisable and unexercisable stock options and unvested restricted stock units outstanding as of December 31, 2010 for the Named Executive Officers.

2010 Outstanding Equity Awards at Fiscal Year-end

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(1)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Joseph B. Leonard	2,887	5,772	0	16.03	2/2/2019
	1,162	2,322	0	24.76	4/23/2019
	0	871	0	87.14	3/12/2020
						1,884	240,851
Lisa A. Honnold(5)	0	927	0	47.97	2/27/2018
	0	6,862	0	15.83	2/27/2019
	0	1,000	0	83.52	3/2/2020
						5,107	652,879
Walter J. Scheller	0	6,232	0	69.37	7/21/2010
						3,991	510,209
Charles C. Stewart	3,112	0	0	30.77	2/22/2016
	3,276	1,638	0	47.97	2/27/2018
	0	15,302	0	15.83	2/27/2019
	0	2,270	0	83.52	3/2/2020
						27,640	3,533,497
Michael T. Madden	1,543	0	0	17.89	2/25/2015
	28,139	0	0	21.02	10/24/2016
	3,642	0	0	25.24	1/31/2017
	540	541	0	47.97	2/27/2018
	4,349	8,696	0	15.83	2/27/2019
	0	2,877	0	83.52	3/2/2020
						21,926	2,803,020
Victor P. Patrick	0	0	0	—	—	0	0
George R. Richmond	0	0	0	—	—	0	0

(1)
The number of shares underlying options awarded and the related exercise prices and the number of restricted units awarded shown in the table awarded prior to December 14, 2006 and April 14, 2009, respectively, have been adjusted under the anti-dilution provisions of the Company's 2002 Award Plan to preserve the intrinsic value of awards in connection with the spin-off of Mueller Water Products, Inc. on December 14, 2006 and the spin-off of the Company's finance business on April 14, 2009. With regard to the effect of the Mueller spin-off, the number of shares of the modified award was determined by multiplying the shares of the original award by 1.9426 and dividing the stock option exercise price by the same factor. With regard to the effect of the finance business spin-off, the number of shares of the newly modified award was determined by multiplying the shares underlying stock options and the number of restricted units at the spin-off date by 1.11445 and dividing the stock option exercise price by the same factor.

(2)
The stock option grants expire in ten years and vest in three equal annual installments on the first, second and third anniversary of the option grant date

(3)
Reflects time vested stock awards in the form of restricted stock units payable in the Company's Common Stock. Restricted stock units vest in equal installments over a three-year period, with the exception of the restricted stock units awarded on January 31, 2007, which vest on January 31, 2010 and restricted stock units awarded on February 27, 2008 to Named Executive Officers Stewart and Madden which vest on February 27, 2011, subject to certain performance conditions.

(4)
Assumes a market value of $127.84 per share (the closing market price of the Company's stock on December 31, 2010).

(5)
Pursuant to the retention and severance agreement Ms. Honnold entered into with the Company on February 2, 2011, subject to certain conditions as set forth in the agreement, the unvested portion of her equity awards scheduled to vest in 2011 were accelerated and were deemed vested on February 27, 2011, the equity awards scheduled to vest in 2012 will accelerate and be deemed vested on the earlier of March 31, 2011 or her separation date, and the equity awards scheduled to vest in 2013 will accelerate and be deemed vested on her separation date.

 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth the actual value received by the Named Executive Officer upon the exercise of stock options and vesting of restricted stock units in 2010.

2010 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joseph B. Leonard	0	0	661	62,650
Lisa A. Honnold	9,473	444,054	11,535	632,758
Walter J. Scheller	0	0	0	0
Charles C. Stewart	46,756	3,145,521	16,899	1,000,598
Michael T. Madden	9,740	592,501	8,329	512,237
Victor P. Patrick	107,947	5,741,273	34,152	2,049,186
George R. Richmond	463,974	22,501,305	33,834	2,242,118

(1)
Amount represents the difference in the aggregate exercise price and the aggregate market value of the shares acquired at time of exercise.

(2)
Based on the average of the high and low prices of the Company's Common Stock as traded on the NYSE on the vesting date.

PENSION BENEFITS

        The following table discloses the years of credited service, present value of accumulated benefits and payments made to Named Executive Officers participating in a pension plan for the year ended December 31, 2010.

2010 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Joseph B. Leonard	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
Lisa A. Honnold	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
Walter J. Scheller	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
Charles C. Stewart	Pension Plan	33	1,340,564	0
	Supplemental Pension Plan	33	1,742,866	0
Michael T. Madden	Pension Plan	14	364.744	0
	Supplemental Pension Plan	14	399,484	0
Victor P. Patrick	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
George R. Richmond	Pension Plan	32	1,273,645	36,179
	Supplemental Pension Plan	32	3,911,594	0

(1)
Messrs. Stewart, Madden and Richmond participate in a defined benefit pension plan. The Company has established a rabbi trust for purposes of providing this benefit. Calculation of the present value of the participating Named Executive Officer's benefits in the Pension Plan and the Supplemental Pension Plan reflects the same key assumptions described under the heading "Critical Accounting Estimates—Employee Benefits" in "Item 7 Management's Discussion and Analysis of Results of Operations and Financial Condition" and in Note 12 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

Benefits are based upon years of service and the highest average annual compensation, including overtime pay, incentive compensation and specified other forms of compensation reportable as wages taxable for Federal income tax purposes, for five consecutive years of earnings within the final ten years of employment by the participant. The plan is integrated with social security. Normal retirement under the Pension Plan is age 65, provided the participant has at least 5 years of service. Early retirement benefits are available under the Pension Plan at age 50 provided the participant has at least 10 years of service. Enhanced early retirement benefit payments are available under the Pension Plan upon the attainment of 80 points, a combination of age and years of service.

The present value of accumulated benefits is the present value of the total amount credited as of December 31, 2010 under the Pension Plan and the Supplemental Pension Plan. Present value of the monthly installments under the Walter Supplemental Pension Plan is paid out in a single lump sum following retirement.

  The Present Value of Accumulated Benefit reflects the present value of pension benefits payable at the earliest time the participating Named Executive Officer may retire without significant benefit reduction. See also the discussion of "Defined Benefit Plan" on page 40.

NONQUALIFIED DEFERRED COMPENSATION

        The following table discloses contributions, earnings and balances of the Supplemental Retirement Plan and the Deferred Compensation Plan for the participating Named Executive Officers for the year ended December 31, 2010.

2010 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
Joseph B. Leonard	0	0	0	0	0
Lisa A. Honnold	0	2800	10	0	4,469
Walter J. Scheller	0	0	0	0	0
Charles C. Stewart	0	0	0	0	0
Michael T. Madden	0	0	0	0	0
Victor P. Patrick	0	27,865	3,302	103,254	0
George R. Richmond	0	0	0	0	0

(1)
Reflects Company matching contributions to the Supplemental Retirement Plan which serves as an excess savings plan when tax limitations are reached under the tax qualified Savings Plan. Amounts in this column have been reported in the "Other Compensation" column of the Summary Compensation Table on page 44.

(2)
The Company does not pay above market interest or preferential dividends on investments in the Supplemental Retirement Savings Plan or the Deferred Compensation Plan. Earnings are calculated in the same manner as earnings on externally managed investments for employees participating in the Company sponsored tax-qualified Retirement Savings Plan.

(3)
Funds were withdrawn following Mr. Patrick's retirement from the Company on March 12, 2010.

(4)
Funds have been set aside in a rabbi trust for purposes of providing this benefit.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Employment and Severance Agreements

        The terms of the Company's employment and severance agreements in effect during fiscal 2010 with each of the Named Executive Officers is set forth below.

        Lisa A. Honnold.    Ms. Honnold's employment agreement dated March 14, 2006, as amended, provides for an annual base salary which is currently $356,514 (includes supplemental pay of $7,500/mo. for serving as interim Chief Financial Officer), subject to such periodic adjustments as may be approved by the Compensation Committee. Ms. Honnold has an annual target bonus opportunity of 50% of annual base salary, and is eligible to participate in group life and health insurance benefit plans and retirement plans generally applicable to the Company's salaried executives. Ms. Honnold is entitled to a car allowance of $1,500 per month, three weeks vacation each year, as well as reimbursement of reasonable out-of-pocket business expenses. In the event of involuntary termination, other than for cause, as defined in the agreement, she is entitled to 12 months of salary continuance and 12 months of bonus computed at the target level in effect at the time of termination, as well as 12 months of continuing benefits.

        On February 2, 2011, Ms. Honnold entered into a retention and severance agreement with the Company pursuant to which and subject to Ms. Honnold's commitment to continue serving in her current position through June 30, 2011 (subject to certain exceptions described below) and entering into a release of claims within 45 days after the date of her separation from service from the Company (the "Conditions"), Ms. Honnold will be entitled to receive (i) continuation of her base salary (which will be deemed to include any interim supplements she is receiving for serving in her current position) through June 30, 2013, (ii) a payment equal to her target bonus (based on her base salary) under the EI Plan not later than December 31, 2011 and (iii) for the period of January 1, 2012 through December 31, 2012, payment, in substantially equal installments, of an amount in the aggregate equal to her target bonus. In addition, Ms. Honnold will be eligible for (i) continued health and welfare benefits through the earliest to occur of (x) June 30, 2013, (y) the last date she is eligible to participate in the benefit under applicable law and (z) the first date on which she becomes eligible to obtain comparable benefits from a subsequent employer and (ii) 12 months of outplacement services; provided that, if Ms. Honnold's employment is terminated by the Company without "Cause", due to her death or disability or by her for any reason following the consummation of the transactions contemplated by the Arrangement Agreement, dated December 2, 2010, between the Company and Western Coal Corp. or its termination and (B) her successor being appointed to the office held by her and a four week transition period following such appointment having expired, then she will be entitled to the payments and benefits described above. Also, subject generally to the Conditions, the unvested portion of Ms. Honnold's equity awards will accelerate and vest as follows: (i) her equity awards scheduled to vest in 2011 will be deemed vested on the earlier to occur of February 27, 2011 and her separation date, (ii) her equity awards scheduled to vest in 2012 will be deemed vested on the earlier to occur of March 31, 2011 and her separation date and (iii) her equity awards scheduled to vest in 2013 will be deemed vested on her separation date; provided that, if Ms. Honnold's employment is terminated by the Company without "Cause", due to her death or disability or by her for any reason following the consummation of the transactions contemplated by the Arrangement Agreement or its termination and her successor being appointed to the office held by her and a four week transition period following such appointment having expired, then she will be entitled to the benefits as set forth in the agreement. The retention and severance agreement supersedes all previous agreements between Ms. Honnold and the Company, with the exception of her Executive Change in Control Severance Agreement.

        Walter J. Scheller.    Mr. Scheller began his employment with the Company on June 21, 2010. Upon the execution of the agreement, Mr. Scheller received a signing bonus of $100,000. His employment provides for an annual base salary which is currently $430,000, subject to such periodic adjustments as may be approved by the Compensation Committee. Mr. Scheller has an annual target bonus opportunity of 75% of annual base salary, a long-term incentive plan target opportunity having an economic value of $300,000. Mr. Scheller is eligible to participate in group life and health insurance benefit plans and retirement plans generally applicable to the Company's salaried executives. Mr. Scheller is entitled to a car allowance of $1,500 per month, twenty vacation days each year, as well as reimbursement of reasonable out-of-pocket business expenses and relocation costs as provided under the Company's relocation policy. Under the terms of the agreement, on July 21, 2010, Mr. Scheller received an equity award having an economic value of $500,000, the value of which was split equally between non-qualified stock options and restricted stock units, with each vesting in equal annual installments over a three year period. In the event of involuntary termination, other than for cause, as defined in the agreement, he is entitled to 12 months of salary continuance and 12 months of bonus computed at the target level in effect at the time of termination, as well as 12 months of continuing benefits. Mr. Scheller's agreement also provides that for a period of one year after termination of employment he will be bound by a non-competition provision.

        Charles C. Stewart.    Mr. Stewart's employment agreement dated July 30, 2007, as amended, provides for an annual base salary which is currently $331,008, subject to such periodic adjustments as may be approved by the Compensation Committee. Mr. Stewart will also have an annual target bonus opportunity of 60% of annual base salary, participation in group life and health insurance benefit plans and retirement plans generally applicable to the Company's salaried executives, and Mr. Stewart's participation in the Company's Supplemental Pension Plan is funded through a rabbi trust. Mr. Stewart is also entitled to a car allowance of $1,500 per month, twenty-five vacation days each year, as well as reimbursement of reasonable out-of-pocket business expenses. In the event of involuntary termination, other than for cause, as defined in the agreement, he is entitled to 12 months of salary continuance and 12 months of bonus computed at the target level in effect at the time of termination, as well as 12 months of continuing benefits. Mr. Stewart's agreement also provides that for a period of one year after termination of employment he will be bound by a non-competition provision.

        Victor P. Patrick.    Mr. Patrick's employment agreement dated December 31, 2009 provided for an annual base salary which was $660,000 at the time of his retirement on March 12, 2010. Mr. Patrick had an annual target bonus opportunity of 100% of annual base salary, participation in group life and health insurance benefit plans and retirement plans generally applicable to the Company's salaried executives, a car allowance of $2,000 per month, one month vacation each year, reimbursement of club membership expenses and relocation expenses, as well as reimbursement of reasonable out-of-pocket business expenses. Mr. Patrick was entitled to participate in the Company's long term incentive plan, and in connection with his promotion on September 8, 2009, Mr. Patrick received an equity award having an economic value of $1 million, the value of which was split equally between non-qualified stock options and restricted stock units, with each vesting in equal annual installments over a three year period. In the event of termination other than for cause (defined as a failure to act in accordance with the reasonable instructions of the Board of Directors, conviction of a felony arising from any act of fraud, embezzlement or willful dishonesty in relation to the business affairs of the Company or any other felonious or willful conduct that is demonstrably detrimental to the best interests of the Company or any affiliate or subsidiary), or resignation for good reason (defined as a significant diminution in pay or responsibilities, or a material breach of the terms of the agreement), Mr. Patrick will be entitled to (a) pay continuation of a period of 12 months of base salary and target bonus in effect at the time of the separation, (b) pay continuation for a period of 12 additional months of base pay, (c) a pro-rata bonus under the Company's annual bonus plan based on the portion of the year actually worked up to the time of separation and computed based on actual annual performance, and (d) continued participation in the Company's benefit plans until the earlier of (1) the 24 month anniversary of the termination date or (2) the date on which he becomes eligible to receive comparable benefits from subsequent employment. In addition, for a period of 24 months following any termination of employment, Mr. Patrick will be bound by non-competition and non-solicitation provisions.

        George R. Richmond.    Mr. Richmond's employment agreement dated March 13, 2006, as amended, provided for an annual base salary which was currently $618,000 at the time of his retirement on July 31, 2010. Mr. Richmond had an annual target bonus opportunity of 100% of annual base salary, participation in group life and health insurance benefit plans and retirement plans generally applicable to the Company's salaried executives, and Mr. Richmond's participation in the Company's supplemental pension plan is funded through a rabbi trust. Mr. Richmond was also entitled to a car allowance of $2,000 per month, five weeks vacation each year, as well as reimbursement of reasonable out-of-pocket business expenses. Mr. Richmond is entitled to participate in the Company's long term incentive plan, and in connection with his promotion on September 8, 2009, Mr. Richmond received an equity award having an economic value of $250,000, the value of which was split equally between non-qualified stock options and restricted stock units, with each vesting in equal annual installments over a three year period. In the event of involuntary termination, other than for cause, as defined in the agreement, or resignation for good reason (defined as a significant diminution in pay or responsibilities, or a material breach of the terms of the agreement), he is entitled to 18 months of salary continuance, including base salary; a pro-rata bonus for the portion of the fiscal year actually worked computed in accordance with the plan terms to the date of termination plus 12 months of additional bonus computed at the target level in effect at the time of termination; and 18 months of continuing benefits. Mr. Richmond's agreement also provides that for a period of three years after termination of employment he will be bound by a non-competition provision.

        Michael T. Madden.    In the event of involuntary termination, other than for cause, Mr. Madden's severance agreement dated October 30, 2006, provides for the continuation salary for 12 months, as well as 12 months of continuing benefits. Mr. Madden's agreement also provides that for a period of one year after termination of employment he will be bound by a non-competition provision.

Change In Control Agreements

        The Company entered into change in control agreements with Ms. Honnold and Messrs. Stewart, Madden, Patrick and Richmond prior to 2009. The Company entered into a change in control agreement with Mr. Scheller in 2010. Mr. Patrick retired from the Company on March 12, 2010, and Mr. Richmond retired from the Company on July 31, 2010, thereby resulting in the termination of their respective change in control agreements.

        The change in control agreements are intended to provide for continuity of management in the event of a change in control of the Company and further allow the executive to evaluate a potential transaction impartially without regard to self interest. Under the change in control agreements, if employment is terminated other than for 'Cause' (which includes: willful and continual refusal to perform employment duties; conviction of a felony; or willful conduct that is demonstrably and materially injurious to the Company) within 24 months following a change in control, each participating Executive Officer would be entitled to a lump-sum payment equivalent to two times base salary and annual incentive bonus, generally calculated as the average of actual annual incentive bonuses over the preceding three years (one fourth of this amount is consideration for the executive officer entering into a non-competition agreement), pro rata annual incentive bonus based on actual year-to-date performance, continuation of certain benefits, such as group life and medical insurance coverage for a period of 24 months, the immediate vesting of all unvested stock options and/or restricted stock units and outplacement services from a nationally recognized firm. Payments would also be due following a voluntary resignation for 'Good Reason,' (which includes: assigning the executive officer duties that are materially inconsistent with the current position or materially reducing or altering the executive officer's position; reducing the executive officer's base salary; failing to continue in effect any of the Company's benefit plans in which the executive officer participates unless such failure to continue the benefits pertains to all plan participants generally; failing to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under the agreement; or materially breaching any of the provisions of the agreement). The agreements provide that no executive is entitled to receive duplicative severance benefits under any other Company related plan or program. Agreements entered into prior to 2009 provide for an additional payment sufficient to eliminate the effect of any applicable excise tax on severance payments in excess of an amount determined under Section 280G of the Internal Revenue Code. Payments subject to the excise tax would not be deductible by the Company.

        In addition to the foregoing, Mr. Madden's change in control agreement provides that in the event of a qualifying termination he will be considered fully vested in the Company's retiree medical plan and will receive a lump sum payable under the Company's Supplemental Pension Plan equal to the difference of the present value of the Pension Plan benefit calculated based on an enhanced benefit payment based on the attainment of 80 points and the present value of the Pension Plan benefit on the effective date of the qualifying termination.

POTENTIAL PAYMENTS UPON A TERMINATION OF EMPLOYMENT OR
CHANGE IN CONTROL

        The following table illustrates potential payments and benefits to Named Executive Officers Leonard, Honnold, Scheller, Stewart and Madden as of December 31, 2010 under then-existing contracts, agreements, plans or arrangements with the Company for an involuntary termination of employment not for cause or a qualifying termination following a change in control, assuming a December 31, 2010 termination date. To the extent payment and benefits are generally available to employees on a non-discriminatory basis, including benefits payable upon death or disability, or are fully disclosed under "Pension Benefits" or "Nonqualified Deferred Compensation" above, they are excluded from this table. Messrs. Patrick and Richmond are not included in the table since they were not employed by the Company on December 31, 2010.

Name	Cash Severance(1)	Vesting of Unvested Long Term Incentive Awards(2)	Retirement Benefits(3)	Health and Welfare Continuation	Outplacement Services(4)	Gross-Up on Excise Tax	Total
Involuntary Termination Not For Cause
Joseph B. Leonard	0	0	0	0	0	0	0
Lisa A. Honnold	534,770	0	0	10,000	0	0	544,770
Walter J. Scheller	700,000	0	0	17,991	0	0	717,991
Charles C. Stewart	511,704	0	0	12,774	0	0	524,478
Michael T. Madden	315,000	0	0	17,995	0	0	332,995
Qualifying Termination Following a Change In Control
Joseph B. Leonard	0	1,161,019	0	0	0	0	1,161,019
Lisa A. Honnold	1,433,924	1,539,851	0	19,999	124,780	0	3,118,554
Walter J. Scheller	1,654,500	874,594	0	35,981	140,000	0	2,705,075
Charles C. Stewart	1,436,211	5,478,908	0	25,549	111,935	0	7,052,603
Michael T. Madden	1,338,290	3,947,777	586,021	35,989	110,250	1,181,548	7,199,875

(1)
Involuntary termination represents base pay plus annual incentive payment as specified in the executive officer's employment or severance agreement. Change in Control represents 2 times base pay and annual incentive plus pro rata annual incentive payment for the current year.

(2)
Includes non-qualified stock options, net of exercise price, and restricted stock units based on the closing stock price of our Common Stock of $127.84 on December 31, 2010 which will vest in the event of a qualifying termination following a change in control.

(3)
The amounts presented in the table for Mr. Madden reflect the additional benefits payable to him under the Company's retiree medical plan and the Company's Supplemental Pension Plan assuming a qualifying termination on December 31, 2010 following a change in control.

(4)
Represents outplacement services for a maximum of 24 months, not to exceed 35% of the executive officer's salary on the effective date in the event of a qualifying termination pursuant to a change in control.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The Audit Committee reports as follows with respect to the audit of the Company's consolidated financial statements for the year ended December 31, 2010:

        The Audit Committee's responsibility is to monitor and oversee the Company's financial reporting, internal controls and audit functions. The Audit Committee has reviewed and discussed the consolidated financial statements for the year ended December 31, 2010 with management and Ernst & Young LLP, the Company's independent auditors. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; selecting and applying accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The Company's independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting as of December 31, 2010.

        Management provided the Audit Committee with and the Audit Committee reviewed a report on the effectiveness of the Company's internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee also reviewed the report of management contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission (the "SEC"), as well as Ernst & Young LLP's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2010.

        The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and Public Company Accounting Oversight Board Auditing Standard No. 5, "An Audit of Internal Control Over Financial Reporting that is Integrated with an Audit of Financial Statements." In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required pursuant to Rule 3526 of the Public Company Accounting Oversight Board "Communication with Audit Committees Concerning Independence," and the Audit Committee has discussed with Ernst & Young LLP their firm's independence.

        Based on the foregoing discussions with and reports of management and the independent auditors of the Company and the Audit Committee's review of the representations of management, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

AUDIT COMMITTEE JERRY W. KOLB, Chairman PATRICK A. KRIEGSHAUSER A.J. WAGNER

FEES PAID TO INDEPENDENT AUDITORS

        The independent registered public accounting firm of the Company is Ernst & Young LLP. The aggregate fees billed by Ernst & Young LLP to the Company for the audit of the Company's annual consolidated financial statements and services rendered by the independent registered public accounting firm for the fiscal years ended December 31, 2010 and December 31, 2009 are set forth below.

	Fiscal Years
	2010	2009
	($ in thousands)
AUDIT FEES(1)	$2,236	$2,326
AUDIT RELATED FEES(2)	171	0
TAX FEES(3)	1	0
ALL OTHER FEES(4)	2	22

TOTAL FEES	$2,410	$2,348

(1)
Audit Fees for fiscal years 2010 and 2009 include fees for professional services performed by Ernst & Young LLP for annual audits and quarterly reviews of the consolidated financial statements of the Company. For fiscal year 2010, these services include services performed in connection with the Company's shelf registration statement and the Western Coal Corp. management proxy circular. For fiscal year 2009, these services also include services performed in connection with the spin-off of the financing business with a publicly traded real estate investment trust and the discontinued operations of the homebuilding business.

(2)
For fiscal year 2010, audit-related fees primarily represent due diligence services performed related to the Company's acquisition of coal bed methane operations from Highmount Exploration & Production LLC.

(3)
Tax Fees consist of professional services rendered by Ernst & Young LLP for tax advice for fiscal year 2010.

(4)
All Other Fees consist principally of research tools provided by Ernst & Young LLP in fiscal year 2010 and research tools and business continuity in fiscal year 2009.

        The Audit Committee has concluded that the provision of the non-audit services listed above as "All Other Fees" is compatible with maintaining the auditors' independence.

Approval of Audit and Non-Audit Services

        All audit and permitted non-audit services to be performed by the Company's independent registered public accountants require pre-approval by the Audit Committee in accordance with pre-approval procedures established by the Audit Committee, consistent with the charter of the Audit Committee posted on the corporate governance page of the Company's website at www.walterenergy.com. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor's independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee's pre-approval of non-audit services is specific as to the services to be provided. The provision of any additional non-audit services during the year must be pre-approved by either the Audit Committee or by the Chairman of the Audit Committee, who has been delegated authority to pre-approve such services on behalf of the Audit Committee not to exceed $50,000. Any pre-approvals granted by the Chairman of the Audit Committee are reported to the full Audit Committee at its next scheduled meeting. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock (the "Reporting Persons") to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to the Reporting Persons were complied with during the fiscal year ended December 31, 2010, with the exception that the Forms 4 submitted in connection with transactions occurring on March 12, 2010 by Ms. Honnold and Messrs. Leonard and Tokarz were accepted for filing one day late due to an administrative error on the part of the Corporate Secretary's office.

OWNERSHIP OF PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of March 14, 2011 (except where otherwise indicated), information as to those holders (other than officers and directors of the Company) known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock. Except as indicated below, to the knowledge of the Company, each stockholder indicated in the following table has sole voting and investment power as to the shares shown.

Name and Mailing Address	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
FMR LLC(1) 82 Devonshire Street Boston, Massachusetts 02109	3,928,189	7.38%
Harris Associates Inc.(2) Two North LaSalle Street, Suite 500 Chicago, Illinois 60602-3790	3,320,396	6.24%
TIAA-CREF Investment Management, LLC(3) 730 Third Avenue New York, New York 10017-3206	3,226,129	6.06%

(1)
According to the Schedule 13G filed by FMR LLC and Edward C. Johnson 3d ("FMR") on February 14, 2011 (the "FMR 13G"), FMR beneficially owns an aggregate of 3,928,189 shares. According to the FMR 13G, FMR has the power to vote or direct the voting of 423,589 shares. FMR has no power to vote or direct the voting of any of the shares owned by the Fidelity Funds, which power resides with the Funds' Board of Trustees. FMR has the sole power to dispose or direct the disposition of 3,928,189 shares.

(2)
According to the Schedule 13G filed by Harris Associates L.P. and Harris Associates Inc. for itself and as general partner of Harris Associates, L.P. ("Harris") on February 8, 2011 (the "Harris 13G"), Harris beneficially owns an aggregate of 3,320,396 shares. According to the Harris 13G, Harris has sole power to vote or to direct the voting of and the sole power to dispose or to direct the disposition of 3,320,396 of the shares.

(3)
According to the Schedule 13G filed February 11,2011, TIAA-CREF Investment Management, LLC ("Investment Management") is the investment adviser to the College Retirement Equities Fund ("CREF"), a registered investment company, and beneficially owns and has the power to vote or direct the voting of, and dispose or direct the disposition of 2,577,665 shares of Issuer's common stock owned by CREF. Teachers Advisors, Inc. ("Advisors") is the investment adviser to three registered investment companies, TIAA-CREF Funds ("Funds"), TIAA-CREF Life Funds ("Life Funds"), and TIAA Separate Account VA-1 ("VA-1"), as well as the TIAA-CREF Asset Management Comingled Funds Trust I ("TCAM Funds"), and beneficially owns and has the power to vote or direct the voting of, and dispose or direct the disposition of 648,464 shares of Issuer's common stock owned by the Funds, Life Funds and VA-1 and TCAM Funds.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table furnishes information, as of March 14, 2011, as to: (1) shares of Common Stock beneficially owned by each current director, each additional director nominee and each Named Executive Officer of the Company and (2) shares of Common Stock beneficially owned by all current directors, each additional director nominee and executive officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, to the knowledge of the Company, each person indicated in the following table has sole voting and investment power as to the shares shown.

Ownership of Directors and Executive Officers

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding
Howard L. Clark, Jr.	64,833	(1)	*
Jerry W. Kolb	31,818	(2)	*
Patrick A. Kriegshauser	27,296	(3)	*
Joseph B. Leonard	9,186	(4)	*
Bernard G. Rethore	7,286	(5)	*
Michael T. Tokarz	84,800	(6)	*
A. J. Wagner	18,524	(7)	*
David R. Beatty, O.B.E	0		*
Keith Calder	0		*
Graham Mascall	0		*
Lisa A. Honnold	9,368	(8)	*
Walter J. Scheller	28		*
Charles C. Stewart	47,772	(9)	*
Michael T. Madden	56,470	(10)	*
Victor P. Patrick	0		*
George R. Richmond	9,889		*
All current directors and executive officers as a group (18 individuals)	379,918	(11)	*

*
Less than 1% of outstanding Common Stock

(1)
Includes 1,855 restricted stock units and options outstanding to acquire 54,547 shares of Common Stock exercisable currently or within 60 days of March 14, 2011. Mr. Clark holds an aggregate of 7,770 shares of Common Stock in a margin account in accordance with the terms and conditions of the brokerage firm's customary margin account requirements.

(2)
Includes 1,855 restricted stock units and options outstanding to acquire 24,802 shares of Common Stock exercisable currently or within 60 days of March 14, 2011.

(3)
Includes 838 restricted stock units and options outstanding to acquire 22,797 shares of Common Stock exercisable currently or within 60 days of March 14, 2011.

(4)
Includes options outstanding to acquire 8,387 shares of Common Stock exercisable currently or within 60 days of March 14, 2011.

(5)
Includes 1,855 restricted stock units and options outstanding to acquire 1,431 shares of Common Stock exercisable currently or within 60 days of March 14, 2011.

(6)
Includes 1,678 restricted stock units and options outstanding to acquire 81,800 shares of Common Stock exercisable currently or within 60 days of March 14, 2011. These numbers do include any amounts credited to Mr. Tokarz's stock equivalent account under the Company's Amended and Restated Directors' Deferred Fee Plan.

(7)
Includes 838 restricted stock units and options outstanding to acquire 17,025 shares of Common Stock exercisable currently or within 60 days of March 14, 2011.

(8)
Includes 2,045 restricted stock units and options outstanding to acquire 3,764 shares of Common Stock exercisable currently or within 60 days of March 14, 2011.

(9)
Includes options outstanding to acquire 16,434 shares of Common Stock exercisable currently or within 60 days of March 14, 2011.

(10)
Includes options outstanding to acquire 28,379 shares of Common Stock exercisable currently or within 60 days of March 14, 2011.

(11)
Includes 12,034 restricted stock units and options outstanding to acquire 261,478 shares of Common Stock by all current directors and executive officers under stock options exercisable currently or within 60 days of March 14, 2011.

OTHER MATTERS

        The Board and management do not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor do they know of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of the Company.

2012 Stockholder Proposals or Nominations

        Stockholder proposals must conform to the Company's by-laws and the requirements of the SEC.

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2012 proxy statement. Any stockholder intending to present a proposal for inclusion in the Company's proxy materials at the 2012 Annual Meeting must provide timely written notice of the proposal to our Corporate Secretary, 4211 W. Boy Scout Blvd., Tampa, Florida 33607, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2). The Company must receive the proposal by November 26, 2011, for possible inclusion in the Proxy Statement. If the date of the 2012 Annual Meeting changes by more than 30 days from April 20, 2011, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials for the 2012 Annual Meeting. The Company will determine whether to include a proposal in the Proxy Statement in accordance with Securities and Exchange Commission rules governing the solicitation of proxies.

        In addition, under our By-laws, any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2012 Annual Meeting must give timely written notice to our Corporate Secretary at the address set forth below. A nomination or proposal for the 2012 Annual Meeting will be considered timely if it is received no earlier than January 1, 2012 and no later than January 21, 2012. If the date of the 2012 Annual Meeting is advanced by more than 20 days or is delayed by more than 90 days from April 20, 2012, then to be timely the nomination or proposal must be received by the Company no earlier than the 110th day prior to the 2012 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2012 Annual Meeting is first made. The notice of nomination or proposal must detail the information specified in the Company's By-laws. We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our By-laws. The By-laws are posted on the corporate governance link on the "Investors" page of our website at

www.walterenergy.com. To make a submission or to request a copy of our By-laws, stockholders should contact our Corporate Secretary at 4211 W. Boy Scout Blvd., Tampa, Florida 33607.

Householding of Proxy Materials

        SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. Each stockholder continues to receive a separate proxy card. This process, which is commonly referred to as "householding", provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call (800) 542-1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting the Company's Investor Relations Department by writing to 4211 W. Boy Scout Blvd., Tampa, Florida 33607, by calling Investor Relations at (813) 871-4027, or by sending an e-mail to investorrelations@walterenergy.com.

By Order of the Board

Tampa, Florida March 16, 2011	CATHERINE C. BONA Secretary Walter Energy, Inc.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date WALTER ENERGY, INC. M32068-P09977 WALTER ENERGY, INC. 4211 W. BOY SCOUT BLVD. P.O. BOX 20608 TAMPA, FL 33607 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 2. Assuming that the transactions contemplated by the Arrangement Agreement have been completed and the other conditions specified in the Proxy Statement have been met, For All Withhold All For All Except 0 0 0 01) Howard L. Clark, Jr. 02) Jerry W. Kolb 03) Patrick A. Kriegshauser 04) Joseph B. Leonard 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 19, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Walter Energy, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 19, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 0 0 0 1 Year 2 Years 3 Years Abstain The Board of Directors recommends you vote FOR the following proposal: For Against Abstain For Against Abstain 05) Bernard G. Rethore 06) Michael T. Tokarz 07) A. J. Wagner 3. To approve the advisory resolution on executive compensation. The Board of Directors recommends you vote 3 years on the following proposal: 4. To recommend, by non-binding vote, the frequency of executive compensation votes. 5. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2011. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. If no direction is made, this proxy will be voted FOR the items listed above. The Board of Directors recommends you vote FOR the following proposal: 0 0 0 0 Election of Additional Directors Nominees: 08) David R. Beatty, O.B.E 09) Keith Calder 10) Graham Mascall 0 0 0

WALTER ENGERGY, INC. Annual Meeting of Stockholders - April 20, 2011 THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) of Walter Energy, Inc., a Delaware corporation, hereby appoint(s) Michael T. Tokarz and Catherine C. Bona, and either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Walter Energy, Inc., to be held on April 20, 2011 at 10:00 a.m., local time, at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, AL 35244, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock of Walter Energy, Inc. which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side M32069-P09977 ADMISSION TICKET 2011 Annual Meeting of Stockholders April 20, 2011 at 10:00 a.m. at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244 You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver's license. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you submit your proxy by telephone or Internet, do not return your proxy card. Thank you for your proxy submission. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com